As filed with the Securities and Exchange Commission on June 21, 2022

Registration No. 333-264577

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

Form F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Burning Rock Biotech Limited

(Exact name of Registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number.)

No. 5, Xingdao Ring Road North, International Bio Island, Guangzhou, 510005 The People’s Republic of China +86 020-3403 7871	Cogency Global Inc. 122 East 42nd Street, 18th Floor New York, NY 10168 United States of America
(Address and telephone number of Registrant’s principal executive offices)	(1) 800 221-0102 (Name, Address, and Telephone Number for Agent of Service)

Copy to:

Shuang Zhao

Cleary Gottlieb Steen & Hamilton LLP

c/o 37th Floor, Hysan Place

500 Hennessy Road, Causeway Bay

Hong Kong

+852 2532 3783

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by market conditions and other factors.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and itis not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 21, 2022

PROSPECTUS

Burning Rock Biotech Limited

Class A Ordinary Shares

Debt Securities

Warrants

We may offer and sell Class A ordinary shares, par value US$0.0002 per share, including American depositary shares, or ADSs, each representing one Class A ordinary share, debt securities or warrants in any combination from time to time in one or more offerings, at prices and on terms described in one or more supplements to this prospectus. In addition, this prospectus may be used to offer securities for the account of persons other than us.

Each time we or any selling security holder sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities. The supplement may also add, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided in connection with a specific offering. You should read this prospectus, any prospectus supplement and any free writing prospectus carefully before you invest in any of our securities.

We or any selling security holder may sell the securities independently or together with any other securities registered hereunder to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. See “Plan of Distribution.” If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

The principal executive offices of Burning Rock Biotech Limited is located at No.5, Xingdao Ring Road North, International Bio Island, Guangzhou, People’s Republic of China, and its telephone number at that address is +86 020-3403 7871. The registered address of Burning Rock Biotech Limited in the Cayman Islands is located at the offices of Maples Corporate Services Limited at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

Our ADSs are currently listed on the NASDAQ Global Market under the symbol “BNR.” On June 20, 2022, the closing price of our ADSs on the Nasdaq Global Market was US$1.97 per ADS. Each ADS represents one Class A ordinary share.

Investing in our securities involves risks. You should read the “Risk Factors” section in the applicable prospectus supplement, any related free writing prospectus and the documents we incorporate by reference in this prospectus before investing in our securities.

We are not a Chinese operating company but a holding company incorporated in the Cayman Islands. As a holding company with no material operations of our own, we conduct operations primarily through our subsidiaries and through contractual arrangements with the variable interest entity, or VIE, and its subsidiaries. While we do not have the equity ownership of the VIE, these contractual arrangements enable us to receive the economic benefits that could potentially be significant to the VIE in consideration for the services provided by our subsidiaries, and hold an exclusive option to purchase all or part of the equity interests in and assets of the VIE when and to the extent permitted by PRC law. Because of these contractual arrangements, we are the primary beneficiary of the VIE and hence consolidate its financial results with ours under U.S. GAAP. Investors in our ADSs thus are not purchasing equity interest in our operating entities in China but instead are purchasing equity interest in a Cayman Islands holding company. The securities offered in this prospectus are securities of our Cayman Islands holding company, not of our operating subsidiaries or the VIEs. As used in this prospectus, “we,” “us,” “our company,” “our,” or “the Company” refers to Burning Rock Biotech Limited and its subsidiaries, “the VIE” refers to our PRC variable interest entity, Burning Rock (Beijing) Biotechnology Co. Ltd. and “the VIEs” refers to the VIE and its subsidiaries.

Pursuant to the Special Administrative Measures for Access of Foreign Investment, or the Negative List (2021 Edition), as issued by the National Development and Reform Commission (NDRC) and the Ministry of Finance (MOFCOM) and

amended from time to time, PRC laws and regulations prohibit direct foreign investment in the field of research, development, and application of genomic diagnosis and treatment technology. To comply with PRC laws and regulations, we conduct our operations in China primarily through contractual arrangements with the VIEs, which hold the licenses, permits and approvals that are necessary for our business operations in the PRC. The VIE structure is used to replicate foreign investment in China-based companies where the PRC law prohibits direct foreign investment in the operating companies.

Our corporate structure is subject to risks associated with our contractual arrangements with the VIEs. The Company and its investors may never directly hold equity interests in the businesses that are conducted by the VIEs. Uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements, and these contractual arrangements have not been tested in a court of law. Because we do not hold equity interests in the VIEs, we are subject to risks due to the uncertainty of the interpretation and application of the PRC laws and regulations regarding the VIEs and the VIE structure, including regulatory review of overseas listing of PRC companies through a special purpose vehicle, and the validity and enforcement of the contractual arrangements with the VIEs. We are also subject to the risk that the PRC government could disallow the VIE structure. If these regulations or the interpretation of existing regulations change or are interpreted differently in the future, we and the VIE could be subject to severe penalties or be forced to relinquish our interests in those operations. This would result in the VIE being deconsolidated. The majority of our assets, including the necessary licenses to conduct business in China, are held by the VIE. A significant part of our revenues is generated by the VIE. An event that results in the deconsolidation of the VIE would have a material effect on our operations and result in the value of the securities diminish substantially or even become worthless. Our holding company, our PRC subsidiary and the VIE, and our investors face uncertainty about potential future actions by the PRC government that could affect the enforceability of the contractual arrangements with the VIE and, consequently, significantly affect the financial performance of the VIE and our Company as a whole. As a result, the value of our securities may depreciate significantly or become worthless. For a detailed description of the risks associated with our corporate structure, “Item 3.D. Key Information—Risks Associated with Our Corporate Structure” in our annual report on Form 20-F for 2021 filed with the SEC on April 29, 2022 (the “2021 Form 20-F”) and “Risk Factors—Risks Related to Our Corporate Structure” in this prospectus.

Additionally, we are subject to certain legal and operational risks associated with the operations of our subsidiaries and the VIEs in the PRC. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and therefore, these risks may result in a material negative change in our subsidiaries’ and the VIE’s operations, significant depreciation of the value of our ADSs, or a complete hindrance of our ability to offer or continue to offer our securities to investors, which could cause the value of your securities to become worthless. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in the PRC with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over PRC-based companies listed overseas using the VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact of such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on a U.S. or other foreign exchange. For a detailed description of risks related to doing business in China, see “Item 3.D. Key Information—Risks Associated with Being Based in or Having the Majority of the Operations in China” in our 2021 Form 20-F and “Risk Factors—Risks Relating to Doing Business in the PRC— Recent regulatory developments in China may subject us to additional regulatory review and disclosure requirements, expose us to government interference, or otherwise restrict or completely hinder our ability to offer securities and raise capitals outside China, all of which could materially and adversely affect our business, and cause the value of our securities to significantly decline or become worthless.” in this prospectus

In addition, as early as 2024, our securities could be prohibited from trading on a national exchange or over-the-counter under the Holding Foreign Companies Accountable Act, or the HFCA Act, if the Public Company Accounting Oversight Board, or the PCAOB, is unable to inspect or fully investigate our independent registered public accounting firm located in China for three consecutive years beginning in 2021. The trading prohibition could be accelerated to 2023 if the Accelerating Holding Foreign Companies Accountable Act is enacted. Our independent registered public accounting firm that issued the audit report included in our annual report filed with the SEC, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB is required by the laws of the United States to undergo regular inspections by the PCAOB to assess its compliance with the laws of the United States and professional standards. Because we have substantial operations within the PRC and the PCAOB is currently unable to conduct full inspections of the work of our independent registered public accounting firm as it relates to those operations without the approval of the Chinese authorities, our independent registered public accounting firm is not currently inspected by the PCAOB. This lack of PCAOB inspections in the PRC prevents the PCAOB from regularly evaluating our independent registered public accounting firm’s audits and its quality control procedures, and our independent registered public accounting firm is therefore subject to the determinations announced by the PCAOB on December 16, 2021. In March 2022, the SEC issued its first “Conclusive list of issuers identified under the HFCAA” indicating that those companies are now formally subject to the delisting provisions if they remain on the list for three consecutive years. We were provisionally identified by the SEC on May 4, 2022 under the HFCA Act and were conclusively identified on May 25, 2022. See https:// www.sec.gov/hfcaa. Such risks could result in a material change in our operations and/or the value of our ADSs or could significantly limit or completely hinder our ability to offer or continue to offer ADSs and/or other securities to investors and cause the value of such securities to significantly decline or be worthless. As a result, investors are deprived of the benefits of PCAOB inspections. For a detailed description of risks related to HFCA Act, see “Item 3.D. Key Information—Risks Associated with the Holding Foreign Companies Accountable Act” in our 2021 Form 20-F and see “Risk Factors—Risks Relating to Doing Business in the PRC— If the U.S. Public Company Accounting Oversight Board, or the PCAOB, is unable to inspect our auditors as required under the Holding Foreign Companies Accountable Act, the SEC will prohibit the trading of our ADSs. A trading prohibition for our ADSs, or the threat of a trading prohibition, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections of our auditors deprives our investors of the benefits of such inspections.” in this prospectus.

The typical structure of cash flows through our organization is as follows: (i) we transfer funds to our WFOE, Beijing Burning Rock Biotech Limited, through either capital contributions or loans from our Hong Kong subsidiary, BR Hong Kong Limited.; (ii) our WFOE makes loans to the VIE, Burning Rock (Beijing) Biotechnology Co. Ltd.; (iii) the VIE and its subsidiaries receive funds generated from sales of products and/or services to third-party customers; and (iv) when the VIE intends to settle any amounts owed to us under the VIE Agreements, the VIE will pay service fees to our WFOE pursuant to the exclusive business cooperation agreement, and our WFOE will transfer funds to BR Hong Kong Limited, which in turn will transfer funds to us, all through distributions, dividends or repayment of shareholder loans.

As of the date of this prospectus, none of our PRC subsidiaries nor the VIE has declared or paid any dividends or made any distributions to their respective holding companies, including Burning Rock Biotech Limited, nor does any of them have intention to do so. As of the date of this prospectus, the VIE has not settled any amounts owed to us under the VIE Agreements and does not have the intention to do so. As of the date of this prospectus, Burning Rock Biotech Limited has not declared any dividend and does not have a plan to declare a dividend to its shareholders. Nevertheless, cash transfers have been made to date between Burning Rock Biotech Limited, our subsidiaries and the VIEs. We currently do not have cash management policies that dictate when or how funds are transferred between us, our subsidiaries and the VIEs. For details regarding the payments between us, our subsidiaries and the VIEs, see “Our Company—Holding Company Structure and Contractual Arrangements with the VIE” in this prospectus.

There are limitations on our ability to transfer cash between us, our subsidiaries and the VIEs, and there is no assurance that PRC government will not intervene or impose restrictions on the ability of us, our subsidiaries and the VIEs to transfer cash.

For more information related to the condensed consolidating schedule and the consolidated financial statements, see “Our Company—Holding Company Structure and Contractual Arrangements with the VIE” in this prospectus.

The majority of our income is received in Renminbi, and shortages in foreign currencies may restrict our ability to pay dividends or other payments, or otherwise satisfy our foreign currency denominated obligations, if any. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions can be made in foreign currencies without prior approval from the State Administration of the Foreign Exchange in the PRC as long as certain procedural requirements are met. Approval from appropriate government authorities is required if Renminbi is converted into foreign currency and remitted out of the PRC to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may, at its discretion, impose restrictions on access to foreign currencies for current account transactions and if this occurs in the future, we may not be able to pay dividends in foreign currencies to our shareholders. The PRC government has implemented a series of capital control measures, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. It may continue to strengthen its capital controls and our PRC subsidiary’s dividends and other distributions may be subjected to tighter scrutiny and may limit the ability of Burning Rock Biotech Limited, our Cayman holding entity, to use capital from our PRC subsidiary. For details regarding the restrictions on our ability to transfer cash between us, our subsidiaries and the VIEs, restrictions on currency exchanges in China and capital controls the Chinese government may impose, see “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—We may rely on dividends and other distributions from our subsidiaries in China to fund our cash and financing requirements, and any limitation on the ability of our subsidiaries to make payments to us could adversely affect our ability to conduct our business”, and “—The PRC government’s control of foreign currency conversion may limit our foreign exchange transactions, including dividend payments on our ordinary shares”, and”—PRC regulation of loans to and direct investments in PRC entities by offshore holding companies may delay or prevent us from making loans or additional capital contributions to our subsidiaries, which could adversely affect our liquidity and our ability to fund and expand our business” in the 2021 Annual Report.

For 2019, 2020 and 2021, Burning Rock Biotech Limited and its subsidiaries provided loans of RMB34 million, nil and RMB315 million, respectively, to the VIE and VIE’s subsidiaries.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2022.

ABOUT THIS PROSPECTUS

Before you invest in any of our securities, you should carefully read this prospectus and any prospectus supplement, together with the additional information described in the sections entitled “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference” in this prospectus.

In this prospectus, unless otherwise indicated or unless the context otherwise requires:

•	“ADSs” refer to American depositary shares, each of which represents one Class A ordinary share;

•	“Burning Rock,” “we,” “us,” “our company” and “our” refer to Burning Rock Biotech Limited, a Cayman Islands exempted company, and its subsidiaries and consolidated affiliated entities;

•

“China” or “the PRC” refers to the People’s Republic of China, including Hong Kong, Macau and Taiwan; however, when used in the case of laws and regulations of “China” or “the PRC”, it refers to only such laws and regulations of the People’s Republic of China, excluding that of Hong Kong, Macau or Taiwan;

•

“liquid biopsy” refers to a test done on a blood sample that enables the access to the molecular information, by looking for cancer cells from a tumor that are circulating in the blood or for pieces of DNA from tumor cells that are in the blood, throughout all stages of cancer;

•	“MRD” refers to minimal residual disease, a small number of cancer cells left in the body after treatment;

•	“NGS” refers to next-generation sequencing, a DNA sequencing technology used to determine the nucleotide sequence of an individual’s genome;

•	“RMB” or “Renminbi” refers to the legal currency of China;

•	“sensitivity” refers to the percentage of people who test positive for a specific disease or condition among people who actually have the disease or condition;

•	“shares” or “ordinary shares” refer to our Class A and Class B ordinary shares, par value US$0.0002 per share;

•	“specificity” refers to the percentage of people who test negative for a specific disease or condition among people who do not have the disease or condition;

•	“U.S. GAAP” refers to accounting principles generally accepted in the U.S.; and

•	“US$,” “U.S. dollars,” “$,” and “dollars” refer to the legal currency of the U.S.

•	“the VIE” refers to our PRC variable interest entity, Burning Rock (Beijing) Biotechnology Co. Ltd.

•	“the VIEs” refers to the VIE and its subsidiaries.

This prospectus is part of a registration statement on Form F-3 that we filed with the United States Securities and Exchange Commission, or SEC, utilizing a shelf registration process permitted under the Securities Act of 1933, or the Securities Act. By using a shelf registration statement, we or any selling security holder may sell any of our securities from time to time and in one or more offerings. Each time we or any selling security holders sell securities, we may provide a supplement to this prospectus that contains specific information about the securities being offered and the terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be delivered to you. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or the applicable supplement to this prospectus is accurate as of its respective date, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents should not create any implication that there has been no change in our affairs since such date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below:

•	our annual report on Form 20-F for the fiscal year ended December 31, 2021 filed with the SEC on April 29, 2022, or the 2021 20-F; and

•

with respect to each offering of securities under this prospectus, all our subsequent annual reports on Form 20-F and any report on Form 6-K that indicates that it is being incorporated by reference, in each case, that we file with the SEC on or after the date of this prospectus and until the termination or completion of the offering under this prospectus.

Our 2021 20-F contains a description of our business and audited consolidated financial statements with a report by our independent auditors. These financial statements are prepared in accordance with accounting principles generally accepted in the United States, or U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. We will provide to you, upon your written or oral request, without charge, a copy of any or all of the documents we refer to above which we have incorporated in this prospectus by reference, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in the documents. You should direct your requests to our principal executive office located at No. 5, Xingdao Ring Road North, International Bio Island, Guangzhou, The People’s Republic of China. Our telephone number at this address is +86 020-3403 7871.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and related free writing prospectus, and the information incorporated by reference herein and therein may contain forward-looking statements that relate to our current expectations and views of future events. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigations Reform Act of 1995.

You can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “likely to” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include, but are not limited to, statements about:

•	our mission and strategies;

•	trends and competition in China’s cancer genotyping industry;

•	our expectations regarding demand for and market acceptance of our cancer therapy selection products and services and our ability to expand our customer base;

•	our ability to obtain and maintain intellectual property protections for our cancer therapy selection technologies and our continued research and development to keep pace with technology developments;

•	our ability to obtain and maintain regulatory approvals from the NMPA, the NCCL and have our laboratory certified or accredited by authorities including the CLIA and the CAP;

•	our future business development, financial condition and results of operations;

•	our ability to obtain financing cost-effectively;

•	potential changes of government regulations;

•	our ability to hire and maintain key personnel;

•	global or national health concerns, including the outbreak of pandemic or contagious diseases such as the pandemic of COVID-19;

•	our relationship with our major business partners and customers; and

•	general economic and business conditions in China and elsewhere.

You should read this prospectus, any accompanying prospectus supplement and the documents that we refer to in this prospectus with the understanding that our actual future results may be materially different from and worse than what we expect. Other sections of this prospectus and any accompanying prospectus supplement include additional factors that could adversely affect our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

You should not rely upon forward-looking statements as predictions of future events. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

This prospectus contains or incorporates by reference data, including we obtained from various government and private publications. Although we have not independently verified the data, we believe that the publications and reports are reliable. The market data contained in this prospectus and any accompanying prospectus supplement involves a number of assumptions, estimates and limitations. Our industry may not grow at the rates projected by market data, or at all. The failure of this market to grow at the projected rates may have a material adverse effect on our business and the market price of our ADSs. If any one or more of the assumptions underlying the market data turns out to be incorrect, actual results may differ from the projections based on these assumptions. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and elsewhere in this prospectus. You should not place undue reliance on these forward-looking statements.

OUR COMPANY

We aim to transform precision oncology and early cancer detection. We are China’s leading NGS-based cancer therapy selection company. Our cancer therapy selection platform is built upon our advanced proprietary technologies, comprehensive portfolio of products and a two-pronged market-driven commercial infrastructure addressing both larger hospitals through our in-hospital model and smaller hospitals through our central laboratory model.

Our advanced technology platform integrates cutting-edge proprietary cancer therapy selection technologies using both tissue and liquid biopsies, including assay biochemistry, bioinformatics and a patented laboratory information management system. Our proprietary HS library preparation technology allows us to work with poor quality and limited volume samples and enables enhanced sensitivity—capabilities that are critical to effectively deploying NGS-based cancer therapy selection, especially in China. Our in-depth cancer genomics insights, accumulated from the large number of tests we have performed since our inception, enable us to process and accurately analyze genomic information and achieve a median turnaround time of 6 days.

Our NGS-based cancer therapy selection test products are used to assist physicians in selecting the most effective therapy for cancer patients. We primarily offer 15 NGS-based cancer therapy selection and prognosis prediction tests applicable to a broad range of cancer types, including lung cancer, gastrointestinal cancer, prostate cancer, breast cancer, lymphomas, thyroid cancer, colorectal cancer, ovarian cancer, pancreatic cancer, and bladder cancer, using both tissue and liquid biopsy samples. Our core products, including OncoCompassTM IO, OncoScreenTM IO and OncoCompassTM Target, perform on par with those of our global peers. We recently launched our minimal residual disease (MRD) product, brPROPHET™, in March 2022, which has demonstrated superior sensitivity and specificity to fixed panel in pre-operative ctDNA detection and post-operative MRD calling among relapsed patients. We are the clear leader in the lung cancer segment of China’s NGS-based cancer therapy selection market. We believe we offer the best NGS-based cancer therapy selection products and services in China, and we have won the trust of pharmaceutical companies, physicians, hospitals and patients with our high quality standards, superior product performance and strong service support. Our products are recognized by the medical, pharmaceutical and scientific communities, as evidenced by (i) the use of our products by oncology key opinion leaders in clinical trials and research studies they initiate, and (ii) our collaborations on clinical trials and research studies with leading pharmaceutical companies including AstraZeneca (NYSE: AZN), Bayer (ETR: BAYN), Johnson & Johnson (NYSE: JNJ), CStone (HKEX: 2616), BeiGene (HKEX: 6160), Abbisko Therapeutics (HKEX: 2256), IMPACT Therapeutics and Merck KGaA (ETR: MRK), primarily by providing central laboratory services and companion diagnostics development services to these pharmaceutical companies. The results of these clinical trials and research studies have been published in over 200 peer-reviewed articles, and the results of research studies using our products have been published in numerous peer-reviewed articles.

We pioneered a two-pronged commercial infrastructure, consisting of both central and in-hospital laboratories, to maximize market penetration and create higher barriers to entry.

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Central laboratory model: Our central laboratory processes cancer patients’ tissue and liquid biopsy samples delivered to us from hospitals across China and issues test reports. In 2021, approximately 4% of the tests performed under our central laboratory model were conducted on liquid biopsy samples. This model has enabled us to become China’s largest provider of NGS-based cancer therapy selection tests while building relationships with over 5,420 physicians from 757 hospitals across China. Our central laboratory also supports our collaborations with pharmaceutical companies. We are the leader in the central laboratory segment of China’s NGS-based cancer therapy selection market. Revenue from our central laboratory model has accounted for a substantial majority of our revenue, and we expect it to continue to grow.

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In-hospital model: Chinese hospitals generally prefer to conduct laboratory tests in-house. However, despite the large and growing demand for NGS-based cancer therapy selection tests, hospitals face multiple challenges in adopting these tests, which have technically sophisticated workflows. In 2016, we became China’s first NGS-based cancer therapy selection company to offer an in-hospital model, providing turn-key solutions to address Chinese hospitals’ challenges in adopting NGS-based cancer therapy selection. We help our partner hospitals establish their in-hospital laboratories, install laboratory equipment and systems, and provide ongoing training and support. With these laboratories, equipment and systems in place, we sell them our reagent kits on a recurring basis, which allow them to perform testing on their own in a standardized manner. We have partnered with 63 Class III Grade A hospitals (the highest of China’s nine-tiered hospital designation system) and one Class II Grade A hospital as of December 31, 2021. We have invested and expect to continue investing substantially in our in-hospital model, as we expect it to become an increasingly important segment of China’s NGS-based cancer therapy selection market. While revenue from our in-hospital model was smaller than that generated from our central laboratory business in 2021, revenue from our in-hospital model has grown rapidly and substantially since we entered into this model.

In addition to our NGS-based cancer therapy selection tests, we are also investing in our development of early cancer detection tests. Early cancer detection can substantially increase the chances of successful treatment and therefore presents enormous market opportunities. However, it is extremely difficult to develop liquid biopsy-based early cancer detection tests with the sensitivity and specificity needed for the tests to be clinically useful. Our targeted DNA methylation-based library preparation technologies and bioinformatics effectively address these challenges by enhancing the signal-to-noise ratio on the most informative cancer-associated methylation loci and blocks, enabling us to detect extremely low circulating levels of cancer biomarkers to facilitate accurate early detection of multiple cancers. Our early cancer detection technologies have demonstrated an overall sensitivity of 80.6% across six cancer types (including lung cancer, colorectal cancer, liver cancer, ovarian cancer, pancreatic cancer and esophageal cancer) at various stages, with 98.3% specificity (meaning 98.3% of asymptomatic participants test negative for any cancer). We will continue our research and development efforts in early cancer detection, with the aim of developing pan-cancer early detection products.

As of the date of this prospectus, to operate our business, we, our subsidiaries, and the VIEs need to obtain Medical Institution Practice License, Certificate of Clinical Gene Amplification Testing Laboratory, Medical Device Record-filing Certificates, Medical Device Registration Certificates, Medical Device Manufacture License, Medical Device Operation License and approval or pre-registration with the Ministry of Sciences and Technology of the PRC, or the MOST, in accordance with applicable laws and regulations. To offer the securities being registered to foreign investors, we will need to complete record-filing with the NDRC in the case of debt securities offering; we are not required to obtain any regulatory approval or complete any record-filing in the case of equity securities offering as of the date of this prospectus. As of the date of this prospectus, none of our Company, our subsidiaries or VIEs are required to obtain any permissions requirements from the China Securities Regulatory Commission (the “CSRC”), Cyberspace Administration of China (the “CAC”).

We have received the requisite permissions and approvals from the PRC government authorities that are material for our business operations in China and for offering securities being registered to foreign investors, except for the following:

(i)

some of our equipment, products and software have not obtained the required certificates, licenses or permits, and it is uncertain whether we can obtain all Medical Device Registration Certificates for our NGS-based cancer therapy selection products. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Government Regulations—We are subject to extensive legal and regulatory requirements in China for our cancer therapy selection products and services. Any lack of requisite certificates, licenses or permits applicable to our business may have an adverse impact on our business, financial condition and results of operations” of our 2021 Form 20-F for more information;

(ii)

we are not included in the pilot program as required by Circular 25, which was published in February 2014 by two government agencies regarding the clinical application of genetic tests, and thus our provision of genetic testing may be deemed by the competent governmental authorities to have violated Circular 25. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Government

Regulations—The evolving government regulations may place additional burdens on our efforts to commercialize our products and services” of our 2021 Form 20-F for more information; and

(iii)	we will apply for NDRC record-filing and report to SAFE, if applicable, in connection with our offering,

Furthermore, to the best of our knowledge, none of the permissions or approvals that we have received have been denied.

If any of our Company, our subsidiaries, or the VIEs do not receive or maintain the requisite permissions or approvals for our operations, or inadvertently conclude that such permissions or approvals are not required, the relevant PRC regulatory authorities would have broad discretion in dealing with such violations or failures, including imposing fines, confiscating our incomes and products that are deemed to have been obtained through illegal operations, and discontinuing or restricting our operations. It could result in substantial additional costs, adversely affect our ability to conduct our business, compete with other companies, our financial performance and negatively affect investors’ confidence in our financial performance and business prospects. Even if such permissions or approvals are ultimately granted, we may not successfully maintain or renew them and they may be withdrawn. Since applicable laws, regulations, or interpretations for the permissions or approvals may change and we may be required to obtain additional permissions or approvals in the future, we cannot assure you that we may obtain such permissions or approvals in a timely manner, or at all. It could result in a material change in our operations and we may be required to recall some of our current or future products, or even to partially suspend or totally shut down our production. In addition, regulatory changes may relax certain requirements that could benefit our competitors or lower market entry barriers and increase competition. Furthermore, it could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or become worthless.

We are one of the fastest-growing companies in China’s NGS-based cancer therapy selection market. Our revenue increased by 12.6% from RMB381.7 million in 2019 to RMB429.9 million in 2020 and further increased by 18.1% to RMB507.9 million (US$79.7 million) in 2021. Our gross profit increased by 14.8% from RMB273.3 million in 2019 to RMB313.9 million in 2020 and further increased by 16.0% to RMB364.1 million (US$57.1 million) in 2021. Our gross profit margin was 71.6%, 73.0% and 71.7% in 2019, 2020 and 2021, respectively.

Holding Company Structure and Contractual Arrangements with the VIE

We conduct our operations in China primarily through our subsidiaries and the VIEs. When purchasing the our ADSs, our investors are purchasing interest in our Company, Burning Rock Biotech Limited and its subsidiaries, while our operation are substantially conducted through our VIE, Burning Rock (Beijing) Biotechnology Co. Ltd and it subsidiaries. PRC laws and regulations restrict and impose conditions on foreign investment related to the research, development, and application of genomic diagnosis and treatment technology in China. Accordingly, we operate these businesses in China through the VIEs. Investors in our ADSs are not purchasing equity interest in our operating entities in China but instead are purchasing equity interest in a holding company incorporated in the Cayman Islands. The chart below sets forth our corporate structure and identifies our principal subsidiaries as of the date of this prospectus:

(1)

Shareholders of Burning Rock (Beijing) Biotechnology Co., Ltd., the VIE, include (i) Mr. Yusheng Han, our founder, chairman of the board of directors and chief executive officer, who holds 45.9% of the equity interests in the VIE, (ii) Mr. Xia Nan, an affiliate of Northern Light Venture Capital III, Ltd., who holds 18.1% of the equity interests in the VIE, (iii) Mr. Gang Lu, our director, and Mr. Jin Zhao, our former director, who hold 7.1% and 8.8% of the equity interests in the VIE, respectively, (iv) Growth No. 12 Investment (Shenzhen) Partnership (Limited Partnership), an affiliate of a principal shareholder, which holds 6.0% of the equity interests in the VIE, and (v) seven minority shareholders, who in aggregate hold 14.1% of the equity interests in the VIE, including Dr. Shaokun (Shannon) Chuai, our chief operating officer.

We refer to Beijing Burning Rock Biotech Limited as “our WFOE”, and to Burning Rock (Beijing) Biotechnology Co. Ltd as “the VIE” (and together with its subsidiaries, “the VIEs”) in this prospectus.

Contractual Arrangement

Investment in China by foreign investors is subject to certain restriction under PRC laws and regulations, in particular, the Catalog of Industries for Encouraging Foreign Investment, and the Special Administrative

Measures for Access of Foreign Investment (2021 Edition), or the Negative List. Industries not listed in the Negative List are generally permitted and open to foreign investment, unless specifically prohibited or restricted by the PRC laws and regulations. While foreign investors are given access to the medical device industry according to Negative list, foreign ownership is prohibited in businesses involving the development and application of genomic diagnosis and treatment technology. We are a company incorporated in the Cayman Islands, and, as a result, our subsidiaries in China are considered foreign-owned enterprises. To comply with the PRC laws and regulations described above, we primarily conduct our business in China through the VIE and its subsidiaries in China, based on a series of contractual arrangements among the VIE, its shareholders and our WFOE.

We, through our WFOE, have entered into a series of contractual arrangements with the VIE and the nominee shareholders of the VIE. These contractual arrangements enable us to:

•	receive economic benefits from the VIE;

•	hold an exclusive option to purchase all or part of the equity interests in and assets of the VIE when and to the extent permitted by PRC law; and

•	have effective control over the VIE.

Because of these contractual arrangements, while we do not have equity ownership of the VIE, we are the primary beneficiary of the VIE and hence consolidate its financial results with ours under U.S. GAAP. The following paragraphs provide a summary of the contracts and arrangements through which we could receive the economic rights and exercise control that results in consolidation of the VIE’s operations and financial results into our financial statements.

Agreement that Allows Us to Receive Economic Benefits from the VIE

Exclusive Business Cooperation Agreement

Pursuant to the exclusive business cooperation agreement, as amended and restated on October 21, 2019, which was entered into between the WFOE and the VIE, WFOE or its designated party has the exclusive right to provide the VIE with business support, technology service, consulting service and other services. In exchange for these services, the VIE will pay a service fee, equal to the VIE’s profit before tax, after recovering any accumulated losses of the VIE and its subsidiaries from the preceding fiscal year, and deducting working capital, expenses, tax and a reasonable amount of operating profit according to applicable tax law principles and tax practice. Without the prior written consent of the WFOE, the VIE may not accept any services covered by this agreement from any third party, and may not cooperate with any third party in respect of the same. The WFOE will exclusively own the proprietary rights, ownership, interests and intellectual property rights produced or created in connection with the performance of this agreement. Unless terminated by the WFOE, this agreement will remain effective for ten years. The WFOE may at its sole discretion unilaterally extend the term of this agreement prior to its expiration upon notice to the VIE.

Agreement that Provides Us with Options to Purchase the Equity Interests in and Assets of the VIE

Exclusive Option Agreement

Pursuant to the exclusive option agreement, as amended and restated on October 21, 2019, which was entered into among the WFOE, the VIE and its shareholders, the shareholders of the VIE have irrevocably and unconditionally granted the WFOE or its designated party an exclusive option, where permitted by the PRC law, to purchase all or any portion of their respective equity interests in the VIE. The purchase price for any equity interest upon exercise of this option will be calculated as then registered capital of the VIE multiplied by the percentage of such equity interest in proportion to the total equity of the VIE. However, if applicable PRC law contains compulsory requirement regarding transfer of equity interest, the WFOE or any third party designated by the WFOE is entitled to pay the lowest price permitted by the PRC law as purchase price. In addition, pursuant to this agreement, the VIE has irrevocably and unconditionally granted the WFOE or its designated party an exclusive option, where permitted by applicable PRC law, to purchase all or any portion of its assets. The purchase price upon exercise of this option will be the higher of (i) the net book value of the assets to be purchased or (ii) the lowest price permitted by applicable PRC law.

Without the prior written consent of the WFOE, the shareholders of the VIE may not, in any manner, supplement, modify or amend the articles of associations and by-laws of the VIE; increase or reduce its registered capital or change the structure of registered capital in other manners; sell, transfer, pledge or dispose of its assets, legal or beneficial interests in business or revenue or allow any encumbrance on the same; assume, inherit, guarantee any debt, or allow the existence of any debt, except for debts incurred in the ordinary course of business and debts known and agreed in writing by the WFOE; cause the VIE to enter into any material contract outside the ordinary course of business; cause the VIE to provide loans, credits or guarantees in any form to any other persons; cause or permit the VIE to merge, consolidate with, acquire or invest in any other persons, or acquired or invested by any other persons; cause the VIE to liquidate, dissolve or de-registrate; request the VIE to distribute dividends to its shareholders, or propose or vote in favor of any shareholders’ resolution for such distribution of dividends. This agreement will remain effective until all equity interests in the VIE held by its shareholders has been transferred to the WFOE or its designated party in accordance with provisions of this agreement. The WFOE may at its sole discretion unilaterally terminate this agreement prior to its expiration upon notice to the VIE.

Agreements that Provide Us with Effective Control over the VIE

Equity Interest Pledge Agreement

Pursuant to the equity interest pledge agreement, as amended and restated on October 21, 2019, which was entered into among WFOE, the VIE and its shareholders, each shareholder of the VIE has pledged all of its respective equity interests in the VIE to the WFOE to guarantee the performance of the VIE and its shareholders of their respective obligations under the exclusive business cooperation agreement, the exclusive option agreement, the agreement for power of attorney as well as their respective liabilities arising from any breach of any obligation thereunder. If the VIE or any of its shareholders breaches any obligation under these agreements, the WFOE, as pledgee, may dispose of the pledged equity interest and have priority to be compensated by the proceeds from the disposal of such equity. Each of the shareholders of the VIE agrees that before its obligations under these agreements are discharged and the amounts payable under these agreements are fully paid, it will not dispose of the pledged equity interest, create or allow any encumbrance on the pledged equity interest without the prior written consent of the WFOE. The equity interest pledge agreement will remain effective until the VIE and its shareholders have discharged all their obligations and fully paid all the amounts payable under these agreements. We completed the registration of the pledge of equity interest with the relevant office of the State Administration for Market Regulation on November 25, 2019 in accordance with applicable PRC law and regulations.

Agreement for Power of Attorney

Pursuant to the agreement for power of attorney, as amended and restated on October 21, 2019, which was entered into among the WFOE, the VIE and its shareholders, each shareholder of the VIE irrevocably authorizes the WFOE or its designated person to act as the attorney-in-fact to exercise all such shareholder’s voting and other rights associated with the shareholder’s equity interests in the VIE, such as the right to appoint or remove directors, supervisors and officers, as well as the right to sell, transfer, pledge or dispose of all or any portion of the equity interests held by such shareholder, or of the assets held by the VIE. The parties have agreed that the WFOE is entitled to unilaterally amend, modify or supplement this agreement for power of attorney and the other parties will cooperate where there is a request in respect of the same by the WFOE. This agreement for power of attorney will remain effective until it is terminated by the WFOE.

Spousal Consent Letters

The spouses of Yusheng Han, Gang Lu, Zhigang Wu, Dan Zhou, Peijing Si, Dong Yin and Jin Zhao each signed a spousal consent letter on October 21, 2019. Under these letters, each signing spouse has agreed that he or she is aware of the equity interests beneficially owned by his or her spouse in the VIE and the relevant contractual arrangements in connection with such equity interests. Each signing spouse has unconditionally and irrevocably confirmed that he or she does not have any equity interest in the VIE and will not take any action that may interfere with the contractual arrangement including any claims in respect of the equity interests held by his or her spouse. Each signing spouse has further confirmed that in any event he or she is conferred with any equity interest, he or she is willing to be bound by the relevant contractual arrangements unconditionally as if being a party thereof, and undertakes to take all necessary measures for the performance of those arrangements.

Financial Support Undertaking Letter

Pursuant to the financial support undertaking letter addressed to the VIE, dated October 21, 2019, we undertake to provide unlimited financial support to the VIE to the extent permissible under the applicable PRC laws and regulations, regardless of whether the VIE has incurred an operational loss. The form of financial support includes but is not limited to cash, entrusted loans and borrowings. We will not request repayment of any outstanding loans or borrowings from the VIE if it or its shareholders do not have sufficient funds or are unable to repay such loans or borrowings. The letter is effective until the earlier of (i) the date on which all of the equity interests of the VIE have been acquired by us or our designee, and (ii) the date on which we, in our sole and absolute discretion, unilaterally terminates the applicable financial support undertaking letter.

Voting Proxy Agreement

Pursuant to the voting proxy agreement entered into between our company and our WFOE, dated October 21, 2019, our WFOE irrevocably and unconditionally undertakes to exercise its rights under the agreement for power of attorney, as amended and restated on October 21, 2019, by and among our WFOE, the VIE and its shareholders, in accordance with our company’s instruction.

In the opinion of Tian Yuan Law Firm, our PRC counsel:

•	the ownership structure of the VIE and our WFOE in China currently does not violate any applicable PRC laws or regulations currently in effect; and

•

the contractual arrangements among our WFOE, VIE and the shareholders of the VIE governed by PRC law are valid, binding and enforceable in accordance with their terms and applicable PRC laws or regulations currently in effect and currently do not and will not violate any applicable PRC laws or regulations currently in effect.

However, there are substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations and rules. Accordingly, the PRC regulatory authorities may in the future take a view that is contrary to or otherwise different from the above opinion of our PRC legal counsel. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Corporate Structure—If the PRC government finds that the agreements that establish the structure for operating our businesses in China do not comply with applicable PRC laws and regulations, or if these regulations or their interpretations change, we could be subject to severe penalties or be forced to relinquish our interests in those operations” and “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us” in our 2021 Annual Report for more details.

For a summary of the material provisions of the contractual arrangements, please refer to “Item 4. Information on the Company—C. Organizational Structure” in our 2021 Form 20-F, which is incorporated by reference in this prospectus. The tables below set forth the results of operations of VIEs included in our consolidated statements of comprehensive loss for 2019, 2020 and 2021:

	For the years ended December 31, 2019
	Non-VIE entities	VIEs	Eliminations	Consolidated Total
	RMB	RMB	RMB	RMB
Revenues	61,428	381,460	(61,211)	381,677
Net loss	97,141	72,015	—	169,156

	For the years ended December 31, 2020
	Non-VIE entities	VIEs	Eliminations	Consolidated Total
	RMB	RMB	RMB	RMB
Revenues	65,312	432,142	(67,551)	429,903
Net loss	161,059	244,765	1,411	407,235

	For the years ended December 31, 2021
	Non-VIE entities	VIEs	Eliminations	Consolidated Total	Consolidated Total
	RMB	RMB	RMB	RMB	US$
Revenues	77,234	526,071	(95,443)	507,862	79,694
Net loss	277,034	508,803	10,860	796,697	125,021

The tables below set forth the condensed consolidated schedule of financial position of the VIE and subsidiaries of the VIE as of the dates indicated:

	As of December 31, 2020
	Non-VIE entities	VIEs	Eliminations	Consolidated Total
	RMB	RMB	RMB	RMB
Cash and cash equivalents	1,745,572	149,736	—	1,895,308
Restricted cash	29,635	263	—	29,898
Inter-company receivables	495,526	8,432	(503,958)	—
Total current assets	2,679,294	348,316	(503,958)	2,523,652
Total non-current assets	101,160	38,216	—	139,376
Total assets	2,780,454	386,532	(503,958)	2,663,028
Inter-company payables	286,805	495,526	(782,331)	—
Total liabilities	359,450	664,905	(782,331)	242,024
Total shareholders’ (deficit) equity	2,421,004	(278,373)	278,373	2,421,004
Total liabilities, mezzanine equity and shareholders’ (deficit) equity	2,780,454	386,532	(503,958)	2,663,028

	As of December 31, 2021
	Non-VIE entities	VIEs	Eliminations	Consolidated Total	Consolidated Total
	RMB	RMB	RMB	RMB	US$
Cash and cash equivalents	1,245,467	185,850	—	1,431,317	224,605
Restricted cash	7,795	—	—	7,795	1,223
Inter-company receivables	897,633	75,560	(973,193)	—	—
Total current assets	2,237,927	556,212	(973,193)	1,820,946	285,748
Total non-current assets	354,409	103,232	—	457,641	71,814
Total assets	2,592,336	659,444	(973,193)	2,278,587	357,562
Inter-company payables	631,582	897,633	(1,529,215)	—	—
Total liabilities	747,025	1,215,466	(1,529,215)	433,276	67,993
Total shareholders’ (deficit) equity	1,845,311	(556,022)	556,022	1,845,311	289,569
Total liabilities, mezzanine equity and shareholders’ (deficit) equity	2,592,336	659,444	(973,193)	2,278,587	357,562

The tables below set forth the cash flows of the VIE and subsidiaries of the VIE included in our consolidated statements of cash flows for 2019, 2020 and 2021:

	For the years ended December 31, 2019
	Non-VIE entities	VIEs	Eliminations	Consolidated Total
	RMB	RMB	RMB	RMB
Net cash used in operating activities	(181,048)	(46,993)	—	(228,041)
Net cash used in investing activities	(366,415)	(14,052)	33,807	(346,660)
Net cash (used in) generated form financing activities	571,002	34,540	(33,807)	571,735

	For the years ended December 31, 2020
	Non-VIE entities	VIEs	Eliminations	Consolidated Total
	RMB	RMB	RMB	RMB
Net cash (used in) generated from operating activities	(232,106)	158,563	—	(73,543)
Net cash used in investing activities	(99,517)	(9,795)	—	(109,312)
Net cash generated from (used in) financing activities	2,196,599	(30,880)	—	2,165,719

	For the years ended December 31, 2021
	Non-VIE entities	VIEs	Eliminations	Consolidated Total	Consolidated Total
	RMB	RMB	RMB	RMB	US$
Net cash (used in) generated from operating activities	(220,380)	(257,506)	—	(477,886)	(74,993)
Net cash (used in) generated from investing activities	(222,038)	(11,265)	315,000	81,697	12,823
Net cash used in financing activities	(42,522)	304,623	(315,000)	(52,899)	(8,301)

The typical structure of cash flows through our organization is as follows: (i) we transfer funds to our WFOE, Beijing Burning Rock Biotech Limited, through either capital contributions or loans from our Hong Kong subsidiary, BR Hong Kong Limited; (ii) our WFOE makes loans to the VIE, Burning Rock (Beijing) Biotechnology Co. Ltd.; (iii) the VIE and its subsidiaries receive funds generated from sales of products and/or services to third party customers; and (iv) when the VIE intends to settle any amounts owed to us under the VIE Agreements, the VIE will pay service fees to our WFOE pursuant to the exclusive business cooperation agreement, and our WFOE will transfer funds to BR Hong Kong Limited, which in turn will transfer funds to us, all through distributions, dividends or repayment of shareholder loans. As of the date of this prospectus, none of our PRC subsidiaries nor VIE has declared or paid any dividends or made any distributions to their respective holding companies, including Burning Rock Biotech Limited, nor does any of them have intention to do so. As of the date of this prospectus, the VIE has not settled any amounts owed to us under the VIE Agreements and does not have the intention to do so. As of the date of this prospectus, Burning Rock Biotech Limited has not declared any dividend and does not have a plan to declare a dividend to its shareholders.

There are limitations on our ability to transfer cash between us, our subsidiaries and the VIEs. Current PRC regulations permit the VIEs to pay profits to the WOFE only from the VIEs’ accumulated profits, and only in accordance with applicable PRC laws and regulations. PRC regulations also require our subsidiaries in the PRC to set aside at least 10% of their after-tax profits each year to fund the statutory reserve and restrict dividend and shareholder distributions until the statutory reserve reach 50% of their respective registered capital.

The PRC government also controls the conversion of Renminbi into foreign currencies and the remittance of currencies out of the PRC. We may not be able to complete the administrative procedures required to register the remittance of the payment of our dividends, if any.

Any transfer of funds by Burning Rock Biotech Limited to our PRC subsidiaries, either as a shareholder loan or as an increase in registered capital, is subject to a series of procedural requirements with SAFE, the MOFCOM or their local counterparts.

There is no assurance that the PRC government will not intervene or impose restrictions on the ability of us, our subsidiaries and the VIEs to transfer cash. Most of our cash is in Renminbi, and the PRC government could prevent the cash maintained from leaving the PRC, could restrict deployment of the cash into our, our subsidiaries’ and the VIEs’ business and restrict the ability to pay dividends. For details regarding the restrictions on our ability to transfer cash between us, our subsidiaries and the VIEs, see “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—We may rely on dividends and other distributions from our subsidiaries in China to fund our cash and financing requirements, and any limitation on the ability of our subsidiaries to make payments to us could adversely affect our ability to conduct our business,” “—The PRC government’s control of foreign currency conversion may limit our foreign exchange transactions, including dividend payments on our ordinary shares,” and “—PRC regulation of loans to and direct investments in PRC entities by offshore holding companies may delay or prevent us from making loans or additional capital contributions to our subsidiaries, which could adversely affect our liquidity and our ability to fund and expand our business” in our 2021 Annual Report.

We currently do not have cash management policies that dictate how funds are transferred between us, our subsidiaries and the VIEs. In practice, we estimate and allocate funds to our WFOE and the VIEs based on their respective available cash balances and forecasted cash requirements.

The cash flows that have occurred between our Company, our subsidiaries and the VIEs are summarized as the following.

The VIE, Burning Rock (Beijing) Biotechnology Co. Ltd., generates and retains cash generated from operating activities and re-invests it in the business activities conducted by the VIE and its subsidiaries. Our WFOE, Beijing Burning Rock Biotech Limited, charges service fee to the VIEs for certain operating expenses that it bears on behalf of the VIEs for the VIEs’ business operations. The service fee is determined at an amount subject to mutual negotiation and agreement between the WFOE and the VIEs. Our WFOE charged service fees of RMB26.4 million, RMB64.9 million and RMB72.7 million (US$11.4 million) to the VIEs and received RMB42.2 million, RMB25.3 million and RMB88.7 million (US$13.9 million) of service fees from the VIEs in 2019, 2020 and 2021, respectively. We transferred nil, RMB68.9 million and nil of financing proceeds to our WFOE, which was then transferred to the VIEs as advance payments during the same periods. Additionally, we transferred RMB33.8 million, nil and RMB315.0 million (US$49.4 million) of financing proceeds to our WFOE and our Hong Kong subsidiary, which was then transferred to the VIEs, in 2019, 2020 and 2021, respectively.

We may transfer cash proceeds raised from future overseas financing activities through our holding company, to our WFOE through capital contributions and shareholder loans. Our WFOE is expected to then transfer funds to the VIE and its subsidiaries to meet their capital needs.

However, the contractual arrangements may not be as effective as direct ownership in providing us with control over the VIE, and we may incur substantial costs to enforce the terms of the arrangements. The VIE, its subsidiaries or shareholders could breach their contractual arrangements with us in ways including failing to fulfill their contractual obligations or taking other actions that are detrimental to our interests. If we had direct ownership of the VIEs, we would be able to exercise our rights as a shareholder to effect changes in the board of directors of the VIEs, which in turn could implement changes, subject to any applicable fiduciary obligations, at the management and operational level. However, under the current contractual arrangements, we rely on the performance by the VIE, its subsidiaries and its shareholders of their obligations under the contracts to exercise control over the VIE. The VIE’s shareholders may have actual or potential conflicts of interest with us, and may not act in the best interests of our company. These shareholders may refuse to sign or breach, or cause the VIE to breach, or refuse to renew, the existing contractual arrangements we have with them and the VIE. If any dispute relating to these contracts arises, we will have to enforce our rights under these contracts through the operations of PRC law and arbitration, litigation and other legal proceedings and, therefore, will be subject to uncertainties in the PRC legal system. Therefore, our contractual arrangements may not be as effective in ensuring our control over the relevant portion of our business operations as direct ownership would be.

In addition, the Company and its investors may never directly hold equity interests in the businesses that are conducted by the VIEs. Uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements, and these contractual arrangements have not been tested in a court of law. The legal environment in the PRC is not as developed as in other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability, as a Cayman holding company, to enforce these contractual arrangements and doing so may be quite costly. There are also substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations and rules regarding the status of the rights of our Cayman Islands holding company with respect to its contractual arrangements with the VIEs, its founders and owners. It is uncertain whether any new PRC laws or regulations relating to the VIE structures will be adopted or if adopted, what they would provide. If we or the VIEs are found to be in violation of any existing or future PRC laws or regulations, or fail to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures. In addition, Mr. Yusheng Han, our founder, chairman of the board of directors and chief executive officer holds 45.9% of the equity interests in the VIE. Mr. Han also has 54.2% of the aggregate voting power of our issued and outstanding share capital due to the disparate voting powers associated with our dual-class share structure. Accordingly, the enforceability of the various contracts described above by our company against the VIE is substantially dependent upon Mr. Han. If he fails to perform his obligations under the contractual arrangements, we could be unable to enforce the contractual arrangements that enable us to consolidate the VIE’s operations and financial results in our financial statements in accordance with U.S. GAAP as the primary beneficiary. If this happens, we would need to deconsolidate the VIEs. The majority of our assets, including the necessary licenses to conduct business in China are held by the VIEs. A significant part of our revenues is generated by the VIEs. An event that results in the deconsolidation of the VIE would have a material effect on our operations and result in the value of the securities diminish substantially or even become worthless. For a detailed description of the risks associated with our corporate structure, please refer to risks disclosed under “Item 3.D. Key Information—Risk Factors—Risks Related to Our Corporate Structure” in our 2021 Form 20-F, which is incorporated by reference, and “Risk Factors—Risks Related to Our Corporate Structure” in this prospectus.

On December 16, 2021, the PCAOB issued the HFCA Act Determination Report, according to which our auditor is subject to the determinations that the PCAOB is unable to inspect or investigate completely. We were provisionally identified by the SEC on May 4, 2022 under the HFCA Act and were conclusively identified on May 25, 2022. See https://www.sec.gov/hfcaa. Trading in our ADSs on the NASDAQ or over-the-counter will be prohibited and, as a result, our ADSs will be delisted under HFCA Act, if the PCAOB has determined that it has been unable to inspect our auditor located in China for three consecutive years, starting from 2022. The potential enactment of the Accelerating Holding Foreign Companies Accountable Act would decrease the number of non-inspection years from three years to two, thus reducing the time period before our ADSs will be prohibited from trading on the Nasdaq Stock Market or OTC or delisted. See “Risk Factors—Risks Relating to Doing Business in the PRC—If the U.S. Public Company Accounting Oversight Board, or the PCAOB, is unable to inspect our auditors as required under the Holding Foreign Companies Accountable Act, the SEC will prohibit the trading of our ADSs. A trading prohibition for our ADSs, or the threat of a trading prohibition, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections of our auditors deprives our investors of the benefits of such inspections” in this prospectus for more details.

Summary of Significant Risk Factors

Uncertainties with respect to the PRC legal system. The PRC legal system is a civil law system based on written statutes. Unlike common law systems, it is a system in which prior court decisions have limited value as precedents. Our PRC subsidiaries and the VIEs are subject to various PRC laws and regulations generally applicable to companies in China. However, since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretation and enforcement of these laws and regulations involve uncertainties. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy. These uncertainties may adversely affect our business and impede our ability to continue our operations, and may further affect the legal remedies and protections available to investors, which may, in turn, adversely affect the value of your investment. For details, please refer to the risks disclosed under “Risk Factors—Risks Relating to Doing Business in the PRC—Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us” in this prospectus.

Risk of new regulations, significant new government oversight in China. As we mainly conduct our business in China, we are subject to the laws and regulations of the PRC. These PRC laws and their interpretations and enforcement continue to develop and are subject to change, and the PRC government may adopt other rules and restrictions in the future. The PRC government may exert, at any time, substantial intervention and influence over the manner of our operations, and the rules and regulations to which we are subject, including the ways they are enforced, may change rapidly and with little advance notice to us or our shareholders, which could result in a material change in our operations and/or the value of our securities. For details, please refer to the risks disclosed under “Risk Factors—Risks Relating to Doing Business in the PRC—Recent regulatory developments in China may subject us to additional regulatory review and disclosure requirements, expose us to government interference, or otherwise restrict or completely hinder our ability to offer securities and raise capitals outside China, all of which could materially and adversely affect our business, and cause the value of our securities to significantly decline or become worthless” in this prospectus.

Risk of additional future government oversight and control over foreign offerings of China-based companies. Recent statements by the Chinese government have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in China based issuers like us. While it is currently uncertain whether the recently published Draft Overseas Listing Regulations apply to the follow-on offerings or other offerings of the Chinese companies that have been listed overseas like us, any future action by the PRC government interpreting the regulations to cover such offerings by issuers like us could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless. For details, please refer to the risks disclosed under “Risk Factors—Risks Relating to Doing Business in the PRC—Recent regulatory developments in China may subject us to additional regulatory review and disclosure requirements, expose us to government interference, or otherwise restrict or completely hinder our ability to offer securities and raise capitals outside China, all of which could materially and adversely affect our business, and cause the value of our securities to significantly decline or become worthless” in this prospectus, “Item 3. Key Information— Risks Associated with Our Corporate Structure” and “Item 3. Key Information—Risk Factors—Risks Relating to Doing Business in the PRC—We are subject to many of the economic and political risks associated with emerging markets due to our operation in China. Adverse changes in the Chinese or global economic, political and social conditions as well as government policies could adversely affect our business and prospects” in the 2021 Annual Report.

RISK FACTORS

Investing in our securities involves risk. You should carefully consider the risk factors and uncertainties described under the heading “Item 3. Key Information—D. Risk Factors” in our most recent annual report on Form 20-F, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and any risk factors and other information described in the applicable prospectus supplement or relevant free writing prospectus before acquiring any of our securities. These risks and uncertainties could materially affect our business, results of operations or financial condition and cause the value of our securities to decline.

Risks Relating to Our Corporate Structure

If the PRC government finds that the agreements that establish the structure for operating our businesses in China do not comply with applicable PRC laws and regulations, or if these regulations or their interpretations change, we could be subject to severe penalties or be forced to relinquish our interests in those operations.

In accordance with the Negative List (2021 Edition) promulgated on December 27, 2021 and became effective on January 1, 2022, foreign investors are prohibited from investing in businesses related to the research, development, and application of genomic diagnosis and treatment technology.

We are an exempted company limited by shares incorporated under the laws of the Cayman Islands, and Beijing Burning Rock Biotech Limited, our wholly owned subsidiary, or WFOE, is considered a foreign-invested enterprise. To comply with PRC laws and regulations, we conduct substantially all of our business in the PRC through Burning Rock (Beijing) Biotechnology Co., Ltd., the VIE, and its subsidiaries, based on contractual arrangements entered into among WFOE, the VIE and its shareholders.

We believe that, although we do not have equity ownership of the VIE, our corporate structure and contractual arrangements enable us to: (i) be the exclusive provider of business support, technical and consulting services in exchange for a fee; (ii) receive substantially all of the economic benefits and bear the obligation to absorb substantially all of the losses of the VIE; (iii) have an irrevocable and exclusive right to purchase, or to designate one or more persons to purchase, from the registered shareholders all or any part of their equity interests in the VIE at any time and from time to time in our absolute discretion to the extent permitted by PRC laws; (iv) have an irrevocable and exclusive right to purchase, or to designate one or more persons to purchase, from the VIE all or any part of its assets at any time and from time to time in our absolute discretion to the extent permitted by PRC laws; (v) appoint us, any person authorized by us (except the shareholders of the VIE), as exclusive agent and attorney to act on behalf of the shareholders of the VIE on all matters concerning the VIE and to exercise all their rights as a registered shareholder of the VIE in accordance with PRC laws and the articles of the VIE; and (vi) pledge as first-ranking charge all of the equity interests in the VIE to us as collateral security for any and all of the guaranteed debt under the contractual arrangements and to secure performance of the obligations under the contractual arrangements. The contractual arrangements allow the results of operations and assets and liabilities of the VIE and its subsidiaries to be consolidated into our results of operations and assets and liabilities under U.S. GAAP as if they were subsidiaries of our Group.

Our PRC counsel, Tian Yuan Law Firm, is of the opinion that (i) the ownership structure of WFOE and the VIE does not violate applicable PRC laws and regulations currently in effect, and (ii) the contractual arrangements are valid, binding and enforceable in accordance with the applicable PRC laws or regulations currently in effect. However, there can be no assurance that the PRC government authorities will take a view that is not contrary to or otherwise different from the opinion of our PRC counsel stated above. There is also the possibility that the PRC government authorities may adopt new laws, regulations and interpretations that may invalidate the contractual arrangements. If the PRC government determines that we are in violation of PRC laws or regulations or lack the necessary permits or licenses to operate our business, the relevant PRC regulatory authorities, including the PRC National Health Commission, or the NHC, would have broad discretion in dealing with such violations or failures, including, but not limited to:

•	revoking our business and operating licenses;

•	discontinuing or restricting our operations;

•	imposing fines or confiscating any of our income that they deem to have been obtained through illegal operations;

•	imposing conditions or requirements with which we or WFOE and the VIE may not be able to comply;

•	requiring us, WFOE and the VIE to restructure the relevant ownership structure or operations;

•

restricting or prohibiting our use of the proceeds from our initial public offering and the concurrent private placement or other of our financing activities to finance the business and operations of the VIE and its subsidiaries; or

•	taking other regulatory or enforcement actions that could be harmful to our business.

Any of these actions could cause significant disruption to our business operations, and may adversely affect our business, financial condition and results of operations. Although we believe we, our PRC subsidiaries and the VIE are not in violation of current PRC laws and regulations, we cannot assure you that the PRC government would agree that our contractual arrangements comply with PRC licensing, registration or other regulatory requirements, with existing policies or with requirements or policies that may be adopted in the future. The PRC government has broad discretion in determining rectifiable or punitive measures for non-compliance with or violations of PRC laws and regulations. The PRC government could disallow the VIE structure, which would likely result in a material change in our operations and/or value of our securities, including that it could cause the value of such securities to significantly decline or become worthless. The VIE agreements have never been tested in a court of law in China. If the PRC government deems that our contractual arrangements in relation to the VIE do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change or are interpreted differently in the future, we could be subject to severe penalties or lose the ability to assert contractual control over the assets of the VIEs that conduct substantially all of our operation. If the PRC government determines that we or the VIEs do not comply with applicable law, it could revoke the VIEs’ business and operating licenses, require the VIEs to discontinue or restrict the VIEs’ operations, restrict the VIEs’ right to collect revenues, block the VIEs’ online apps and websites, require the VIEs to restructure our operations, impose additional conditions or requirements with which the VIEs may not be able to comply, impose restrictions on the VIEs’ business operations, or take other regulatory or enforcement actions against the VIEs that could be harmful to their business. Any of these or similar occurrences could significantly disrupt our or the VIEs’ business operations or restrict the VIEs from conducting a substantial portion of their business operations, which could materially and adversely affect the VIEs’ business, financial condition and results of operations. If any of these occurrences results in our inability to govern the activities of any of the VIEs that most significantly impact its economic performance, and/or our failure to receive the economic benefits from the VIEs, we may not be able to consolidate the VIEs in our consolidated financial statements in accordance with U.S. GAAP. In addition, our shares may decline in value or become worthless if we are unable to consolidate the VIE’s operations and financial results in our financial statements in accordance with U.S. GAAP as the primary beneficiary since the VIEs conduct a significant part of our operations.

Risks Relating to Doing Business in the PRC

Recent regulatory developments in China may subject us to additional regulatory review and disclosure requirements, expose us to government interference, or otherwise restrict or completely hinder our ability to offer securities and raise capitals outside China, all of which could materially and adversely affect our business, and cause the value of our securities to significantly decline or become worthless.

As we mainly conduct our business in China, we may be subject to PRC laws relating to, among others, data security and restrictions over foreign investments in scientific research and technical services and other industry sectors set out in the Negative List (2021 Edition). Specifically, we may be subject to PRC laws relating to the collection, use, sharing, retention security, and transfer of confidential and private information, such as personal information and other data. These PRC laws apply not only to third-party transactions, but also to transfers of information between us and our wholly foreign-owned enterprises in China, and other parties with which we have commercial relations. These PRC laws and their interpretations and enforcement continue to develop and are subject to change, and the PRC government may adopt other rules and restrictions in the future.

We are exposed to legal and operational risks associated with our operations in China. The PRC government has significant authority to exert influence on the ability of a company with operations in China, including us, to conduct its business. Changes in China’s economic, political or social conditions or government policies could materially and adversely affect our business and results of operations. We are subject to risks due to the uncertainty of the interpretation and the application of the PRC laws and regulations, including but not limited to the risks of uncertainty about any future actions of the PRC government on U.S. listed companies. We may also be subject to sanctions imposed by PRC regulatory agencies, including CSRC, if we fail to comply with their rules and regulations. Any actions by the PRC government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in companies having operations in China, including us, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors, and cause the value of our securities to significantly decline or become worthless. These China-related risks could result in a material change in our operations and/or the value of our securities, or could significantly limit or completely hinder our ability to offer securities to investors in the future and cause the value of such securities to significantly decline or become worthless.

The PRC government may exert, at any time, substantial intervention and influence over the manner of our operations. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews and new laws and regulations related to data security, and expanding the efforts in anti-monopoly enforcement.

On December 28, 2021, the CAC, and 12 other departments jointly promulgated the newly revised Measures for Cybersecurity Review with effect from February 15, 2022 (“Measures”), which provides that (i) a critical information infrastructure operator (“CIIO”) which intends to purchase network products and services shall prejudge the possible risks to national security that may arise after the products and services are put into use and where national security will or may be affected, the operator shall apply with the Cybersecurity Review Office for cybersecurity review, and (ii) a network platform operator (“NPO”) that possesses more than one million users’ personal information must apply for cybersecurity review when listing in a foreign country.

On November 14, 2021, the CAC publicly solicited opinions on the Regulations on the Administration of Cyber Data Security (Draft for Comments) which expanded the scope of application of cybersecurity review, established the data classified and graded protection system, and defined the relevant rules for cross-border security management of data. It provides that data processors carrying out the following activities shall apply for cybersecurity review: (i) merger, reorganization or division of Internet platform operators that gather and possess a large number of data resources having bearing on the national security, economic development or public interests, which affects or may affect national security; (ii) listing in a foreign country of a data processor that processes the personal information of more than one million persons; (iii) listing in Hong Kong of a data processor, which affects or may affect national security; and (iv) other data processing activities that affect or may affect national security.

According to the above provisions, we will be subject to cybersecurity review if we are identified as a CIIO or NPO and our business affects or may affect national security, or we have more than one million users’ personal information and plans to be listed abroad.

We and our PRC legal counsel, Tian Yuan Law Firm, are of the view that, as of the date of this prospectus, the possibility that we become identified as a CIIO or NPO and accordingly would be subject to the cybersecurity review pursuant to the relevant regulations and policies that have been issued by the CAC is relatively low, due to the following reasons:

(i)

we have not received any CIIO identification notice as of the date of this prospectus, which is required to be issued in a timely manner by competent departments responsible for the security protection work of critical information infrastructures after they have organized the CIIO identification in the industry in accordance with the Regulations on the Security Protection of Critical Information Infrastructures;

(ii)

NPO is not defined in the Measures and even if a company has been identified as NPO, whether such a company needs to be subject to cybersecurity review depends on whether it will “affect or may affect national security.” As of the date of this prospectus, we have not experienced any major information security incident in relation to the theft, leakage, damage, illegal use or illegal export of data or personal information. In addition, all the user data collected by us in business operation are stored in mainland China; and

(iii)	we process no more than one million users’ personal information.

However, according to article 16 of the Measures, the member unit of the cybersecurity review work mechanism (the “Cybersecurity Member Unit”) has the right to initiate review on network products and services and data processing activities that it deems as “affect or may affect national security” at its own discretion. If the Cybersecurity Member Unit decides to take a cybersecurity review on us and we fail such review, it could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or become worthless.

Currently, the cybersecurity laws and regulations have not directly affected our business and operations, but in anticipation of the strengthened implementation of cybersecurity laws and regulations and the expansion of our business, we face potential risks if we are deemed as a CIIO under the Cybersecurity Law. In such case, we must fulfill certain obligations as required under the Cybersecurity Law and other applicable laws, including, among others, storing personal information and important data collected and produced within the PRC territory during our operations in China, which we are already doing in our business, and we may be subject to review when purchasing internet products and services. As the amended Measures of Cybersecurity Review took effect in February 2022, we may be subject to review when conducting data processing activities, and may face challenges in addressing its requirements and make necessary changes to our internal policies and practices in data processing. As of the date of this prospectus, we have not been involved in any investigations on cybersecurity review made by the CAC on such basis, and we have not received any inquiry, notice, warning, or sanctions in such respect. Based on the foregoing, we and our PRC legal counsel, Tian Yuan Law Firm, do not expect that, as of the date of this prospectus, the current applicable PRC laws on cybersecurity would have a material adverse impact on our business.

On September 1, 2021, the PRC Data Security Law became effective, which imposes data security and privacy obligations on entities and individuals conducting data-related activities, and introduces a data classification and hierarchical protection system based on the importance of data in economic and social development, as well as the degree of harm it will cause to national security, public interests, or legitimate rights and interests of individuals or organizations when such data is tampered with, destroyed, leaked, or illegally acquired or used. As of the date of this prospectus, we have not been involved in any investigations on data security compliance made in connection with the PRC Data Security Law, and we have not received any inquiry, notice, warning, or sanctions in such respect. Based on the foregoing, we do not expect that, as of the date of this prospectus, the PRC Data Security Law would have a material adverse impact on our business.

On July 6, 2021, the relevant PRC governmental authorities published the Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. As these opinions were recently issued, official guidance and related implementation rules have not been issued yet and the interpretation of these opinions remains unclear at this stage. As of the date of this prospectus, we have not received any inquiry, notice, warning, or sanctions from the CSRC or any other PRC government authorities. Based on the foregoing and the currently effective PRC laws, we and our PRC legal counsel, Tian Yuan Law Firm, are of the view that, as of the date of this prospectus, these opinions do not have a material adverse impact on our business.

On December 24, 2021, the CSRC published the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), and Administrative Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), or, collectively, the Draft Overseas Listing Regulations, which set out the new regulatory requirements and filing procedures for Chinese companies seeking direct or indirect listing in overseas markets. The Draft Overseas Listing Regulations, among others, stipulate that Chinese companies that seek to offer and list securities in overseas markets shall fulfill the filing procedures with and report relevant information to the CSRC, and that an initial filing shall be submitted within three working days after the application for an initial public offering in an overseas market is submitted, and a second filing shall be submitted within three working days after the listing is completed. Moreover, an overseas offering and listing is prohibited under circumstances if (i) it is prohibited by PRC laws, (ii) it may constitute a threat to or endanger national security as reviewed and determined by competent PRC authorities, (iii) it has material ownership disputes over equity, major assets, and core technology, (iv) in recent three years, the Chinese operating entities and their controlling shareholders and actual controllers have committed relevant prescribed criminal offenses or are currently under investigations for suspicion of criminal offenses or major violations, (v) the directors, supervisors, or senior executives have been subject to administrative punishment for severe violations, or are currently under investigations for suspicion of criminal offenses or major violations, or (vi) it has other circumstances as prescribed by the State Council. The Draft Overseas Listing Regulations, among others, stipulate that when determining whether an offering and listing shall be deemed as “an indirect overseas offering and listing by a Chinese company”, the principle of “substance over form” shall be followed, and if the issuer meets the following conditions, its offering and listing shall be determined as an “indirect overseas offering and listing by a Chinese company” and is therefore subject to the filing requirement: (i) the revenues, profits, total assets or net assets of the Chinese operating entities in the most recent financial year accounts for more than 50% of the corresponding data in the issuer’s audited consolidated financial statements for the same period; and (ii) the majority of senior management in charge of business operation are Chinese citizens or have domicile in PRC, and its principal place of business is located in PRC or main business activities are conducted in PRC. As advised by our PRC legal counsel, the Draft Overseas Listing Regulations were released only for soliciting public comment at this stage and their provisions and anticipated adoption or effective date are subject to changes, and thus their interpretation and implementation remain substantially uncertain. It is uncertain whether the Draft Overseas Listing Regulations apply to the follow-on offerings or other offerings of the Chinese companies that have been listed overseas. We cannot predict the impact of the Draft Overseas Listing Regulations on us at this stage.

Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, our ability to accept foreign investments and conduct follow-on offerings, and listing or continuing listing on a U.S. or other foreign exchanges. In addition, the PRC government has recently published new policies that significantly affected certain industries such as the education and internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding any other industry including the industry in which we operate, which could adversely affect our business, financial condition and results of operations.

Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us.

The PRC legal system is a civil law system based on written statutes. Unlike common law systems, it is a system in which prior court decisions have limited value as precedents. Our PRC subsidiaries and the VIEs are subject to various PRC laws and regulations generally applicable to companies in China. However, since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, their interpretation is not always consistent and their enforcement involves uncertainties.

In particular, PRC laws and regulations concerning the cancer genotyping industry are developing and evolving. Although we have taken measures to comply with the laws and regulations applicable to our business operations and to avoid conducting any non-compliant activities under these laws and regulations, the PRC governmental authorities may promulgate new laws and regulations regulating cancer genotyping industries, some of which may have a retroactive effect. We cannot assure you that our business operations would not be deemed to violate any such new PRC laws or regulations. Moreover, developments in the cancer genotyping industry may lead to changes in PRC laws, regulations and policies or in the interpretation and application of existing laws, regulations and policies, which in turn may limit or restrict us, and could adversely affect our business and operations.

From time to time, we may have to rely on administrative and court proceedings to enforce our legal rights. However, since the PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies and internal rules (some of which are not published in a timely manner or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. These types of uncertainties, including uncertainty over the scope and effect of our contractual, property (including intellectual property) and procedural rights, and any failure to respond to changes in the regulatory environment in China, could adversely affect our business and impede our ability to continue our operations, and may further affect the legal remedies and protections available to investors, which may, in turn, adversely affect the value of your investment.

If the U.S. Public Company Accounting Oversight Board, or the PCAOB, is unable to inspect our auditors as required under the Holding Foreign Companies Accountable Act, the SEC will prohibit the trading of our ADSs. A trading prohibition for our ADSs, or the threat of a trading prohibition, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections of our auditors deprives our investors of the benefits of such inspections.

The U.S. Holding Foreign Companies Accountable Act, or the HFCA Act, was enacted into law on December 18, 2020. Under the HFCA Act, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years (beginning with those we are to file in 2022), the SEC will prohibit our securities, including our ADSs, from being traded on a U.S. national securities exchange, including the Nasdaq, or in the over-the-counter trading market in the U.S. The process for implementing trading prohibitions pursuant to the HFCA Acts will be based on a list of registered public accounting firms that the PCAOB has been unable to inspect and investigate completely as a result of a position taken by a non-U.S. government, or the Relevant Jurisdiction. The first such list was included in a release by the PCAOB on December 16, 2021, or the PCAOB December 2021 Release, and our auditor was included on that list. The SEC will review annual reports filed with it in 2022 to determine if the auditor used for such reports was so identified by the PCAOB, and such issuers will be designated as “Commission Identified Issuers” on a list to be published by the SEC. If an issuer is a Commission Identified Issuer for three consecutive years (which will be determined after the third such annual report), the SEC will issue an order that will implement the trading prohibitions described above. In March 2022, the SEC issued its first “Conclusive list of issuers identified under the HFCAA” indicating that those companies are now formally subject to the delisting provisions if they remain on the list for three consecutive years. We were provisionally identified by the SEC on May 4, 2022 under the HFCA Act and were conclusively identified on May 25, 2022. See https://www.sec.gov/hfcaa.

Unless we are able to retain a PCAOB-registered auditor subject to PCAOB inspection and investigation, we would expect that a trading prohibition for our ADSs could be issued shortly after the filing of our annual report on Form 20-F for 2023, which would be due on April 30, 2024. Given that all PCAOB-registered firms in China were included on the list in the PCAOB December 2021 Release, our ability to retain an auditor subject to PCAOB inspection and investigation will depend on the relevant U.S. and PRC regulators reaching an agreement to permit these inspections and investigations. The PCAOB entered into a Memorandum of Understanding on Enforcement Cooperation with the CSRC and the PRC Ministry of Finance, which established a cooperative framework between the parties for the production and exchange of audit documents relevant to investigations undertaken by the PCAOB in the PRC or by the CSRC or the PRC Ministry of Finance in the United States. The PCAOB continues to be in discussions with the CSRC and the PRC Ministry of Finance to permit joint inspections of the PCAOB-registered audit firms that audit Chinese companies that trade on U.S. exchanges. However, in the PCAOB December 2021 Release, the PCAOB identified problems in implementing these agreements and a lack of cooperation. Accordingly, we can offer no assurance that we will be able to retain an auditor that would allow us to avoid a trading prohibition for our securities under the HFCA Act.

In June 2021, the United States Senate passed a bill that would amend the HFCA Act to accelerate the imposition of trading prohibitions once an issuer is identified from three years to two years, and a companion bill was introduced in the U.S. House of Representatives on December 14, 2021. If this bill amending the HFCA Act is approved by both houses of Congress and signed by the President, our securities could be subject to a trading prohibition following our filing of our annual report on Form 20-F for 2022, which will be due on May 1, 2023.

On February 4, 2022, the U.S. House of Representatives passed the America Competes Act of 2022 which includes the exact same amendments as the bill passed by the Senate. The America Competes Act however includes a broader range of legislation not related to the HFCA Act in response to the U.S. Innovation and Competition Act passed by the Senate in 2021. The U.S. House of Representatives and U.S. Senate will need to agree on amendments to these respective bills to align the legislation and pass their amended bills before the U.S. President can sign into law. It is unclear when the U.S. Senate and U.S. House of Representatives will resolve the differences in the U.S. Innovation and Competition Act and the America Competes Act of 2022 bills currently passed, or when the U.S. President will sign on the bill to make the amendment into law, or at all.

If we are designated as “Commission Identified Issuers” on the list published by the SEC, or if our ADSs are subject to a trading prohibition under the HFCA Act, the price of our ADSs may be adversely affected, and the threat of such a trading prohibition would also adversely affect their price. If we are unable to be listed on another securities exchange that provides sufficient liquidity, such a trading prohibition may substantially impair your ability to sell or purchase our ADSs when you wish to do so. Furthermore, if we are able to maintain a listing or our ordinary shares on the Stock Exchange of Hong Kong or another non-U.S. exchange, investors owning our ADSs may have to take additional steps to engage in transactions on that exchange, including converting ADSs into ordinary shares and establishing non-U.S. brokerage accounts. In March 2022, the SEC issued its first “Conclusive list of issuers identified under the HFCAA” indicating that those companies are now formally subject to the delisting provisions if they remain on the list for three consecutive years. We were provisionally identified by the SEC on May 4, 2022 under the HFCA Act and were conclusively identified on May 25, 2022. See https://www.sec.gov/hfcaa.

The HFCA Act also imposes additional certification and disclosure requirements for Commission Identified Issuers, and these requirements will apply beginning with annual reports on Form 20-F to be filed in 2023 for Commission Identified Issuers named in the prior year. Because our auditor was included in the list in the PCAOB December 2021 Release, we expect to have to comply with these disclosure requirements in our annual report on Form 20-F for 2022 to be filed in 2023. The additional requirements include a certification that the issuer is not owned or controlled by a governmental entity in the Relevant Jurisdiction, and the additional requirements for annual reports include disclosure that the issuer’s financials were audited by a firm not subject to PCAOB inspection, disclosure on governmental entities in the Relevant Jurisdiction’s ownership in and controlling financial interest in the issuer, the names of Chinese Communist Party, or CCP, members on the board of the issuer or its operating entities, and whether the issuer’s article’s include a charter of the CCP, including the text of such charter.

In addition to the issues under the HFCA discussed above, the PCAOB’s inability to conduct inspections in China and Hong Kong prevents it from fully evaluating the audits and quality control procedures of our independent registered public accounting firm. As a result, we and investors in our ADSs and ordinary shares are deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of our independent registered public accounting firm’s audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections, which could cause investors and potential investors in our stock to lose confidence in our audit procedures and reported financial information and the quality of our financial statements.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement. We will not receive proceeds from sales of securities by persons other than us except as may otherwise be stated in any applicable prospectus supplement.

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted limited liability company and our affairs are governed by our memorandum and articles of association and the Companies Act (As Revised) of the Cayman Islands, which we refer to as the Companies Act below, and the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$50,000 divided into 250,000,000 shares, comprising 230,000,000 Class A ordinary shares and 20,000,000 Class B ordinary shares, par value of US$0.0002 each. As of the date of this prospectus, we have 105,188,102 ordinary shares that are issued and outstanding, comprising 87,863,254 Class A ordinary shares (excluding 541,097 Class A ordinary shares issued to our depositary bank for bulk issuance of ADSs reserved for future issuances upon the exercise or vesting of awards granted under our share incentive plans) and 17,324,848 Class B ordinary shares.

Our Amended and Restated Memorandum and Articles of Association

The following are summaries of material provisions of our tenth amended and restated memorandum and articles of association, as currently in effect (incorporated by reference to Exhibit 3.2 to the registration statement on Form F-1 (File No. 333-238596), as amended, initially filed with the SEC on May 22, 2020), insofar as they relate to the material terms of our ordinary shares. You should read the forms of our current memorandum and articles of association filed with the SEC. For information on how to obtain copies of our current memorandum and articles of association, see “Where You Can Find More Information About Us.”

Ordinary Shares

General

Holders of Class A ordinary shares and Class B ordinary shares will have the same rights except for voting and conversion rights. All of our outstanding ordinary shares are fully paid and non-assessable. Certificates representing the ordinary shares are issued in registered form. Our shareholders who are non-residents of the Cayman Islands may freely hold and transfer their ordinary shares.

Conversion

Each Class B ordinary share is convertible into one (1) Class A ordinary share at any time by the holder thereof. Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Upon any sale, transfer, assignment or disposition of any Class B ordinary share by a holder thereof to any person who is not an affiliate of such holder, or upon a change of control of any Class B ordinary share to any person who is not an affiliate of the registered shareholder of such Class B ordinary share, such Class B ordinary share shall be automatically and immediately converted into one Class A ordinary share. Furthermore, each Class B ordinary share will be automatically converted into one Class A ordinary share, if (i) at any time the holder thereof and the affiliates of such holder collectively hold less than 5% of the total number of our issued and outstanding shares, or (ii) at any time the holder thereof and the affiliates of such holder collectively hold less than 8.5% of the total number of our issued and outstanding shares and the holder thereof is no longer providing services to us in a position equivalent to or above vice president.

Dividends

The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. Our current articles of association provide that dividends may be declared and paid out of our profits, realized or unrealized, or from any reserve set aside from profits which our board of directors determine is no longer needed. Dividends may also be declared and paid out of share premium account or any other fund or account which can be authorized for this purpose in accordance with the Companies Act. Holders of ordinary shares and Class B ordinary shares will be entitled to the same amount of dividends, if declared.

Voting Rights

Holders of Class A ordinary shares and Class B ordinary shares shall, at all times, vote together as one class on all matters submitted to a vote by the members. Each Class A ordinary share shall be entitled to one vote on all matters subject to vote at general and special meetings of our company and each Class B ordinary share shall be entitled to six (6) votes on all matters subject to vote at general and special meetings of our company.

Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of such meeting or any one or more shareholders who together hold not less than 10% of the nominal value of the total issued voting shares of our company present in person or by proxy. An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the outstanding ordinary shares at a meeting. A special resolution will be required for important matters such as making changes to our current memorandum and articles of association.

Transfer of Ordinary Shares

Subject to the restrictions contained in our current articles of association, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

•

the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

•	the instrument of transfer is in respect of only one class of ordinary shares;

•	the instrument of transfer is properly stamped, if required;

•	in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and

•	a fee of such maximum sum as the NASDAQ Global Market may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer, they shall, within three months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required of the NASDAQ Global Market, be suspended and the register of members closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register of members closed for more than 30 days in any year as our board may determine.

Liquidation

On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of ordinary shares), assets available for distribution among the holders of ordinary shares shall be distributed among the holders of the ordinary shares on a pro rata basis. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders proportionately.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares.

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 clear days prior to the specified time of payment. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Ordinary Shares

The Companies Act and our current articles of association permit us to purchase our own shares. In accordance with our current articles of association and provided the necessary shareholders or board approval have been obtained, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner, including out of capital, as may be determined by our board of directors.

Variations of Rights of Shares

All or any of the special rights attached to any class of shares may, subject to the provisions of the Companies Act, be materially adversely varied with the written consent of the holders of all of the issued shares of that class or with the sanction of an ordinary resolution passed at a general meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares. The rights of the holders of any shares shall not be deemed to be materially adversely varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.

General Meetings of Shareholders

Shareholders’ meetings may be convened by a majority of our board of directors or our chairman. Advance notice of at least seven (7) calendar days is required for the convening of our annual general shareholders’ meeting and any other general meeting of our shareholders. A quorum required for and throughout a meeting of shareholders consists of at least one shareholder entitled to vote and present in person or by proxy or (in the case of a shareholder being a corporation) by its duly authorized representative representing not less than one-third of all voting power of our share capital in issue.

Inspection of Books and Records

Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. (other than copies of our memorandum and articles of association and register of mortgages and charges, and any special resolutions passed by our shareholders). Under Cayman Islands law, the names of our current directors can be obtained from a search conducted at the Registrar of Companies. However, we will in our articles provide our shareholders with the right to inspect our list of shareholders and to receive annual audited financial statements.

Changes in Capital

We may from time to time by ordinary resolution:

•	increase the share capital by such sum, to be divided into shares of such classes and amount, as the resolution shall prescribe;

•	consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

•	sub-divide our existing shares, or any of them into shares of a smaller amount; or

•

cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so canceled.

We may by special resolution, subject to any confirmation or consent required by the Companies Act, reduce our share capital or any capital redemption reserve in any manner permitted by law.

Registered Office and Objects

Our registered office in the Cayman Islands is located at the offices of Maples Corporate Services Limited, P.O. Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands, or at such other location within the Cayman Islands as our directors may from time to time decide. The objects for which our company is established are unrestricted and we have full power and authority to carry out any object not prohibited by the Companies Act or any other law of the Cayman Islands.

Board of Directors

Our board of directors consists of nine directors. A director is not required to hold any shares in our company by way of qualification. A director may vote with respect to any contract, proposed contract or arrangement in which he is materially interested, provided that (a) such director, if his or her interest in such contract or arrangement is material, has declared the nature of his or her interest at the earliest meeting of the board at which it is practicable for him or her to do so, either specifically or by way of a general notice and (b) if such contract or arrangement is a transaction with a related party, such transaction has been approved by the audit committee. The directors may exercise all the powers of our company to borrow money, mortgage its undertaking, property and uncalled capital, and issue debentures or other securities whenever money is borrowed or as security for any obligation of the company or of any third party.

Exempted Company

We are an exempted company with limited liability incorporated under the Companies Act. The Companies Act in the Cayman Islands distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

•	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

•	an exempted company’s register of members is not open to inspection;

•	an exempted company does not have to hold an annual general meeting;

•	an exempted company may issue no par value shares;

•	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•	an exempted company may register as a limited duration company; and

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil). We are subject to reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. The NASDAQ Global Market rules require that every company listed on the NASDAQ Global Market hold an annual general meeting of shareholders. In addition, our current articles of association allow directors to call special meeting of shareholders pursuant to the procedures set forth in our articles.

Differences in Corporate Law

The Companies Act is modeled after that of England and Wales but does not follow recent statutory enactments in England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware.

Mergers and Similar Arrangements

A merger of two or more constituent companies under Cayman Islands law requires a plan of merger or consolidation to be approved by the directors of each constituent company and authorization by a special resolution of the members of each constituent company.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Dissenting shareholders have the right to be paid the fair value of their shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) if they follow the required procedures, subject to certain exceptions. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must, in addition, represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

•	the statutory provisions as to the required majority vote have been met;

•

the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

•	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

•	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholder upon a takeover offer. When a takeover offer is made and accepted by holders of 90% of the shares within four months, the offer or may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved, or if a takeover offer is made and accepted, in accordance with the foregoing statutory procedures, the dissenting shareholder would have no rights comparable to appraisal rights, save that objectors to a takeover offer may apply to the Grand Court of the Cayman Islands for various orders that the Grand Court of the Cayman Islands has a broad discretion to make, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, there are exceptions to the foregoing principle, including when:

•	a company acts or proposes to act illegally or ultra vires;

•	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

•	those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our current memorandum and articles of association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty or fraud which may attach to such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and senior executive officers that will provide such persons with additional indemnification beyond that provided in our current memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-Takeover Provisions in the Memorandum and Articles of Association

Some provisions of our current memorandum and articles of association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our current memorandum and articles of association, as amended and restated from time to time, for what they believe in good faith to be in the best interests of our company.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company—a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Our current memorandum and articles of association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under Cayman Islands law, our current memorandum and articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our current memorandum and articles of association, directors may be removed by an ordinary resolution of shareholders.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Under the Companies Act and our current memorandum and articles of association, our company may be dissolved, liquidated or wound up with the sanction of a special resolution at a meeting.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our current memorandum and articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class only with the sanction of an ordinary resolution passed at a general meeting of the holders of the shares of that class or the written consent the holders of all of the issued shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, our current articles of association may only be amended by a special resolution of shareholders.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our current memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our current memorandum and articles of association that require our company to disclose shareholder ownership above any particular ownership threshold.

Directors’ Power to Issue Shares

Subject to applicable law, our board of directors is empowered to issue or allot shares or grant options and warrants with or without preferred, deferred, qualified or other special rights or restrictions.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

Citibank, N.A. acts as the depositary for the American Depositary Shares. Citibank’s depositary offices are located at 388 Greenwich Street, New York, New York 10013. American Depositary Shares are frequently referred to as “ADSs” and represent ownership interests in securities that are on deposit with the depositary. ADSs may be represented by certificates that are commonly known as “American Depositary Receipts” or “ADRs.” The depositary typically appoints a custodian to safekeep the securities on deposit. In this case, the custodian is Citibank, N.A.—Hong Kong, located at 9/F, Citi Tower, One Bay East, 83 Hon Hai Road, Kwun Tong, Kowloon, Hong Kong.

We appointed Citibank as depositary pursuant to a deposit agreement. A copy of the deposit agreement is on file with the SEC under cover of a Registration Statement on Form F-6. You may obtain a copy of the deposit agreement from the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 and from the SEC’s website (www.sec.gov). Please refer to Registration Number 333-238921 when retrieving such copy.

We are providing you with a summary description of the material terms of the ADSs and of your material rights as an owner of ADSs. Please remember that summaries by their nature lack the precision of the information summarized and that the rights and obligations of an owner of ADSs will be determined by reference to the terms of the deposit agreement and not by this summary. We urge you to review the deposit agreement in its entirety. The portions of this summary description that are italicized describe matters that may be relevant to the ownership of ADSs but that may not be contained in the deposit agreement.

Each ADS represents the right to receive, and to exercise the beneficial ownership interests in, one Class A ordinary share that is on deposit with the depositary and/or custodian. An ADS also represents the right to receive, and to exercise the beneficial interests in, any other property received by the depositary or the custodian on behalf of the owner of the ADS but that has not been distributed to the owners of ADSs because of legal restrictions or practical considerations. We and the depositary may agree to change the ADS-to-Share ratio by amending the deposit agreement. This amendment may give rise to, or change, the depositary fees payable by ADS owners. The custodian, the depositary and their respective nominees will hold all deposited property for the benefit of the holders and beneficial owners of ADSs. The deposited property does not constitute the proprietary assets of the depositary, the custodian or their nominees. Beneficial ownership in the deposited property will under the terms of the deposit agreement be vested in the beneficial owners of the ADSs. The depositary, the custodian and their respective nominees will be the record holders of the deposited property represented by the ADSs for the benefit of the holders and beneficial owners of the corresponding ADSs. A beneficial owner of ADSs may or may not be the holder of ADSs. Beneficial owners of ADSs will be able to receive, and to exercise beneficial ownership interests in, the deposited property only through the registered holders of the ADSs, the registered holders of the ADSs (on behalf of the applicable ADS owners) only through the depositary, and the depositary (on behalf of the owners of the corresponding ADSs) directly, or indirectly, through the custodian or their respective nominees, in each case upon the terms of the deposit agreement.

As an owner of ADSs, you are a party to the deposit agreement and therefore will be bound to its terms and to the terms of any ADR that represents your ADSs. The deposit agreement and the ADR specify our rights and obligations as well as your rights and obligations as owner of ADSs and those of the depositary. As an ADS holder you appoint the depositary to act on your behalf in certain circumstances. The deposit agreement and the ADRs are governed by New York law. However, our obligations to the holders of Class A ordinary shares will continue to be governed by the laws of the Cayman Islands, which may be different from the laws in the United States.

In addition, applicable laws and regulations may require you to satisfy reporting requirements and obtain regulatory approvals in certain circumstances. You are solely responsible for complying with such reporting requirements and obtaining such approvals. Neither the depositary, the custodian, us or any of their or our respective agents or affiliates shall be required to take any actions whatsoever on your behalf to satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.

You being an owner of ADSs, we will not treat you as one of our shareholders and you will not have direct shareholder rights. The depositary will hold on your behalf the shareholder rights attached to the underlying Class A ordinary shares represented by your ADSs. As an owner of ADSs you will be able to exercise the shareholders rights for the Class A ordinary shares represented by your ADSs through the depositary only to the extent contemplated in the deposit agreement. To exercise any shareholder rights not contemplated in the deposit agreement you will, as an ADS owner, need to arrange for the cancellation of your ADSs and become a direct shareholder.

The manner in which you own the ADSs (e.g., in a brokerage account vs. as registered holder, or as holder of certificated vs. uncertificated ADSs) may affect your rights and obligations, and the manner in which, and extent to which, the depositary’s services are made available to you. As an owner of ADSs, you may hold your ADSs either by means of an ADR registered in your name, through a brokerage or safekeeping account, or through an account established by the depositary in your name reflecting the registration of uncertificated ADSs directly on the books of the depositary (commonly referred to as the “direct registration system” or “DRS”). The direct registration system reflects the uncertificated (book-entry) registration of ownership of ADSs by the depositary. Under the direct registration system, ownership of ADSs is evidenced by periodic statements issued by the depositary to the holders of the ADSs. The direct registration system includes automated transfers between the depositary and The Depository Trust Company (“DTC”), the central book-entry clearing and settlement system for equity securities in the United States. If you decide to hold your ADSs through your brokerage or safekeeping account, you must rely on the procedures of your broker or bank to assert your rights as ADS owner. Banks and brokers typically hold securities such as the ADSs through clearing and settlement systems such as DTC. The procedures of such clearing and settlement systems may limit your ability to exercise your rights as an owner of ADSs. Please consult with your broker or bank if you have any questions concerning these limitations and procedures. All ADSs held through DTC will be registered in the name of a nominee of DTC. This summary description assumes you have opted to own the ADSs directly by means of an ADS registered in your name and, as such, we will refer to you as the “holder.” When we refer to “you,” we assume the reader owns ADSs and will own ADSs at the relevant time.

The registration of the Class A ordinary shares in the name of the depositary or the custodian shall, to the maximum extent permitted by applicable law, vest in the depositary or the custodian the record ownership in the applicable Class A ordinary shares with the beneficial ownership rights and interests in such Class A ordinary shares being at all times vested with the beneficial owners of the ADSs representing the Class A ordinary shares. The depositary or the custodian shall at all times be entitled to exercise the beneficial ownership rights in all deposited property, in each case only on behalf of the holders and beneficial owners of the ADSs representing the deposited property.

Dividends and Distributions

As a holder of ADSs, you generally have the right to receive the distributions we make on the securities deposited with the custodian. Your receipt of these distributions may be limited, however, by practical considerations and legal limitations. Holders of ADSs will receive such distributions under the terms of the deposit agreement in proportion to the number of ADSs held as of the specified record date, after deduction of the applicable fees, taxes and expenses.

Distributions of Cash

Whenever we make a cash distribution for the securities on deposit with the custodian, we will deposit the funds with the custodian. Upon receipt of confirmation of the deposit of the requisite funds, the depositary will arrange for the funds received in a currency other than U.S. dollars to be converted into U.S. dollars and for the distribution of the U.S. dollars to the holders, subject to the laws and regulations of the Cayman Islands.

The conversion into U.S. dollars will take place only if practicable and if the U.S. dollars are transferable to the United States. The depositary will apply the same method for distributing the proceeds of the sale of any property (such as undistributed rights) held by the custodian in respect of securities on deposit.

The distribution of cash will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. The depositary will hold any cash amounts it is unable to distribute in a non-interest bearing account for the benefit of the applicable holders and beneficial owners of ADSs until the distribution can be effected or the funds that the depositary holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States.

Distributions of Shares

Whenever we make a free distribution of Class A ordinary shares for the securities on deposit with the custodian, we will deposit the applicable number of Class A ordinary shares with the custodian. Upon receipt of confirmation of such deposit, the depositary will either distribute to holders new ADSs representing the Class A ordinary shares deposited or modify the ADS-to-Class A ordinary shares ratio, in which case each ADS you hold will represent rights and interests in the additional Class A ordinary shares so deposited. Only whole new ADSs will be distributed. Fractional entitlements will be sold and the proceeds of such sale will be distributed as in the case of a cash distribution.

The distribution of new ADSs or the modification of the ADS-to-Class A ordinary shares ratio upon a distribution of Class A ordinary shares will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes or governmental charges, the depositary may sell all or a portion of the new Class A ordinary shares so distributed.

No such distribution of new ADSs will be made if it would violate a law (e.g., the U.S. securities laws) or if it is not operationally practicable. If the depositary does not distribute new ADSs as described above, it may sell the Class A ordinary shares received upon the terms described in the deposit agreement and will distribute the proceeds of the sale as in the case of a distribution of cash.

Distributions of Rights

Whenever we intend to distribute rights to subscribe for additional Class A ordinary shares, we will give prior notice to the depositary and we will assist the depositary in determining whether it is lawful and reasonably practicable to distribute rights to subscribe for additional ADSs to holders.

The depositary will establish procedures to distribute rights to subscribe for additional ADSs to holders and to enable such holders to exercise such rights if it is lawful and reasonably practicable to make the rights available to holders of ADSs, and if we provide all of the documentation contemplated in the deposit agreement (such as opinions to address the lawfulness of the transaction). You may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new ADSs upon the exercise of your rights. The depositary is not obligated to establish procedures to facilitate the distribution and exercise by holders of rights to subscribe for new Class A ordinary shares other than in the form of ADSs.

The depositary will not distribute the rights to you if:

•	We do not timely request that the rights be distributed to you or we request that the rights not be distributed to you; or

•	We fail to deliver satisfactory documents to the depositary; or

•	It is not reasonably practicable to distribute the rights.

The depositary will sell the rights that are not exercised or not distributed if such sale is lawful and reasonably practicable. The proceeds of such sale will be distributed to holders as in the case of a cash distribution. If the depositary is unable to sell the rights, it will allow the rights to lapse.

Elective Distributions

Whenever we intend to distribute a dividend payable at the election of shareholders either in cash or in additional shares, we will give prior notice thereof to the depositary and will indicate whether we wish the elective distribution to be made available to you. In such case, we will assist the depositary in determining whether such distribution is lawful and reasonably practicable.

The depositary will make the election available to you only if it is reasonably practicable and if we have provided all of the documentation contemplated in the deposit agreement. In such case, the depositary will establish procedures to enable you to elect to receive either cash or additional ADSs, in each case as described in the deposit agreement.

If the election is not made available to you, you will receive either cash or additional ADSs, depending on what a shareholder in the Cayman Islands would receive upon failing to make an election, as more fully described in the deposit agreement.

Other Distributions

Whenever we intend to distribute property other than cash, Class A ordinary shares or rights to subscribe for additional Class A ordinary shares, we will notify the depositary in advance and will indicate whether we wish such distribution to be made to you. If so, we will assist the depositary in determining whether such distribution to holders is lawful and reasonably practicable.

If it is reasonably practicable to distribute such property to you and if we provide to the depositary all of the documentation contemplated in the deposit agreement, the depositary will distribute the property to the holders in a manner it deems practicable.

The distribution will be made net of fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes and governmental charges, the depositary may sell all or a portion of the property received.

The depositary will not distribute the property to you and will sell the property if:

•	We do not request that the property be distributed to you or if we request that the property not be distributed to you; or

•	We do not deliver satisfactory documents to the depositary; or

•	The depositary determines that all or a portion of the distribution to you is not reasonably practicable.

The proceeds of such a sale will be distributed to holders as in the case of a cash distribution.

Redemption

Whenever we decide to redeem any of the securities on deposit with the custodian, we will notify the depositary in advance. If it is practicable and if we provide all of the documentation contemplated in the deposit agreement, the depositary will provide notice of the redemption to the holders.

The custodian will be instructed to surrender the shares being redeemed against payment of the applicable redemption price. The depositary will convert into U.S. dollars upon the terms of the deposit agreement the redemption funds received in a currency other than U.S. dollars and will establish procedures to enable holders to receive the net proceeds from the redemption upon surrender of their ADSs to the depositary. You may have to pay fees, expenses, taxes and other governmental charges upon the redemption of your ADSs. If less than all ADSs are being redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as the depositary may determine.

Changes Affecting Class A ordinary shares

The Class A ordinary shares held on deposit for your ADSs may change from time to time. For example, there may be a change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of such Class A ordinary shares or a recapitalization, reorganization, merger, consolidation or sale of assets of the Company.

If any such change were to occur, your ADSs would, to the extent permitted by law and the deposit agreement, represent the right to receive the property received or exchanged in respect of the Class A ordinary shares held on deposit. The depositary may in such circumstances deliver new ADSs to you, amend the deposit agreement, the ADRs and the applicable Registration Statement(s) on Form F-6, call for the exchange of your existing ADSs for new ADSs and take any other actions that are appropriate to reflect as to the ADSs the change affecting the Shares. If the depositary may not lawfully distribute such property to you, the depositary may sell such property and distribute the net proceeds to you as in the case of a cash distribution.

Issuance of ADSs upon Deposit of Class A ordinary shares

The depositary may create ADSs on your behalf if you or your broker deposit ordinary shares with the custodian. The depositary will deliver these ADSs to the person you indicate only after you pay any applicable issuance fees and any charges and taxes payable for the transfer of the Class A ordinary shares to the custodian. Your ability to deposit Class A ordinary shares and receive ADSs may be limited by U.S. and the Cayman Islands legal considerations applicable at the time of deposit.

The issuance of ADSs may be delayed until the depositary or the custodian receives confirmation that all required approvals have been given and that the Class A ordinary shares have been duly transferred to the custodian. The depositary will only issue ADSs in whole numbers.

When you make a deposit of Class A ordinary shares, you will be responsible for transferring good and valid title to the depositary. As such, you will be deemed to represent and warrant that:

•	The Class A ordinary shares are duly authorized, validly issued, fully paid, non-assessable and legally obtained.

•	All preemptive (and similar) rights, if any, with respect to such Class A ordinary shares have been validly waived or exercised.

•	You are duly authorized to deposit the Class A ordinary shares.

•

The Class A ordinary shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the ADSs issuable upon such deposit will not be, “restricted securities” (as defined in the deposit agreement).

•	The Class A ordinary shares presented for deposit have not been stripped of any rights or entitlements.

If any of the representations or warranties are incorrect in any way, we and the depositary may, at your cost and expense, take any and all actions necessary to correct the consequences of the misrepresentations.

Transfer, Combination and Split Up of ADRs

As an ADR holder, you will be entitled to transfer, combine or split up your ADRs and the ADSs evidenced thereby. For transfers of ADRs, you will have to surrender the ADRs to be transferred to the depositary and also must:

•	ensure that the surrendered ADR is properly endorsed or otherwise in proper form for transfer;

•	provide such proof of identity and genuineness of signatures as the depositary deems appropriate;

•	provide any transfer stamps required by the State of New York or the United States; and

•	pay all applicable fees, charges, expenses, taxes and other government charges payable by ADR holders pursuant to the terms of the deposit agreement, upon the transfer of ADRs.

To have your ADRs either combined or split up, you must surrender the ADRs in question to the depositary with your request to have them combined or split up, and you must pay all applicable fees, charges and expenses payable by ADR holders, pursuant to the terms of the deposit agreement, upon a combination or split up of ADRs.

Withdrawal of Class A ordinary shares Upon Cancellation of ADSs

As a holder, you will be entitled to present your ADSs to the depositary for cancellation and then receive the corresponding number of underlying Class A ordinary shares at the custodian’s offices. Your ability to withdraw the Class A ordinary shares held in respect of the ADSs may be limited by U.S. and Cayman Islands law considerations applicable at the time of withdrawal. In order to withdraw the Class A ordinary shares represented by your ADSs, you will be required to pay to the depositary the fees for cancellation of ADSs and any charges and taxes payable upon the transfer of the Class A ordinary shares. You assume the risk for delivery of all funds and securities upon withdrawal. Once canceled, the ADSs will not have any rights under the deposit agreement.

If you hold ADSs registered in your name, the depositary may ask you to provide proof of identity and genuineness of any signature and such other documents as the depositary may deem appropriate before it will cancel your ADSs. The withdrawal of the Class A ordinary shares represented by your ADSs may be delayed until the depositary receives satisfactory evidence of compliance with all applicable laws and regulations. Please keep in mind that the depositary will only accept ADSs for cancellation that represent a whole number of securities on deposit.

You will have the right to withdraw the securities represented by your ADSs at any time except for:

•

Temporary delays that may arise because (i) the transfer books for the Class A ordinary shares or ADSs are closed, or (ii) Class A ordinary shares are immobilized on account of a shareholders’ meeting or a payment of dividends.

•	Obligations to pay fees, taxes and similar charges.

•	Restrictions imposed because of laws or regulations applicable to ADSs or the withdrawal of securities on deposit.

The deposit agreement may not be modified to impair your right to withdraw the securities represented by your ADSs except to comply with mandatory provisions of law.

Voting Rights

As a holder, you generally have the right under the deposit agreement to instruct the depositary to exercise the voting rights for the Class A ordinary shares represented by your ADSs. The voting rights of holders of Class A ordinary shares are described in “Description of Share Capital”.

At our request, the depositary will distribute to you any notice of shareholders’ meeting received from us together with information explaining how to instruct the depositary to exercise the voting rights of the securities represented by ADSs. In lieu of distributing such materials, the depositary may distribute to holders of ADSs instructions on how to retrieve such materials upon request.

If the depositary timely receives voting instructions from a holder of ADSs, it will endeavor to vote the securities (in person or by proxy) represented by the holder’s ADSs as follows:

•

In the event of voting by show of hands, the depositary will vote (or cause the custodian to vote) all Class A ordinary shares held on deposit at that time in accordance with the voting instructions received from a majority of holders of ADSs who provide timely voting instructions.

•

In the event of voting by poll, the depositary will vote (or cause the Custodian to vote) the Class A ordinary shares held on deposit in accordance with the voting instructions timely received from the holders of ADSs.

Securities for which no voting instructions have been received will not be voted (except (a) as set forth above in the case voting is by show of hands, (b) in the event of voting by poll, holders of ADSs in respect of which no timely voting instructions have been received shall be deemed to have instructed the depositary to give a discretionary proxy to a person designated by us to vote the common shares represented by such holders’ ADSs; provided, however, that no such discretionary proxy shall be given with respect to any matter to be voted upon as to which we inform the depositary that (i) we do not wish such proxy to be given, (ii) substantial opposition exists, or (iii) the rights of holders of ordinary shares may be adversely affected, and (c) as otherwise contemplated in the deposit agreement). Please note that the ability of the depositary to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit. We cannot assure you that you will receive voting materials in time to enable you to return voting instructions to the depositary in a timely manner.

Fees and Charges

As an ADS holder, you will be required to pay the following fees under the terms of the deposit agreement:

Service	Fees

•  Issuance of ADSs (e.g., an issuance of ADS upon a deposit of Class A ordinary shares, upon a change in the ADS(s)-to-Shares ratio, or for any other reason), excluding ADS issuances as a result of distributions of Class A ordinary shares

Up to U.S. 5¢ per ADS issued

• Cancellation of ADSs (e.g., a cancellation of ADSs for delivery of deposited property, upon a change in the ADS(s)-to-Shares ratio, or for any other reason)	Up to U.S. 5¢ per ADS cancelled

• Distribution of cash dividends or other cash distributions (e.g., upon a sale of rights and other entitlements)	Up to U.S. 5¢ per ADS held

• Distribution of ADSs pursuant to (i) stock dividends or other free stock distributions, or (ii) exercise of rights to purchase additional ADSs	Up to U.S. 5¢ per ADS held

• Distribution of securities other than ADSs or rights to purchase additional ADSs (e.g., upon a spin-off)	Up to U.S. 5¢ per ADS held

• ADS Services	Up to U.S. 5¢ per ADS held on the applicable record date(s) established by the depositary

• Registration of ADS transfers (e.g., upon a registration of the transfer of registered ownership of ADSs, upon a transfer of ADSs into DTC and vice versa, or for any other reason)	Up to U.S. 5¢ per ADS (or fraction thereof) transferred

•  Conversion of ADSs of one series for ADSs of another series (e.g., upon conversion of Partial Entitlement ADSs for Full Entitlement ADSs, or upon conversion of Restricted ADSs (each as defined in the Deposit Agreement) into freely transferable ADSs, and vice versa).

Up to U.S. 5¢ per ADS (or fraction thereof) converted

As an ADS holder you will also be responsible to pay certain charges such as:

•	taxes (including applicable interest and penalties) and other governmental charges;

•

the registration fees as may from time to time be in effect for the registration of Class A ordinary shares on the share register and applicable to transfers of Class A ordinary shares to or from the name of the custodian, the depositary or any nominees upon the making of deposits and withdrawals, respectively;

•	certain cable, telex and facsimile transmission and delivery expenses;

•	the fees, expenses, spreads, taxes and other charges of the depositary and/or service providers (which may be a division, branch or affiliate of the depositary) in the conversion of foreign currency;

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the reasonable and customary out-of-pocket expenses incurred by the depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Class A ordinary shares, ADSs and ADRs; and

•	the fees, charges, costs and expenses incurred by the depositary, the custodian, or any nominee in connection with the ADR program.

ADS fees and charges for (i) the issuance of ADSs, and (ii) the cancellation of ADSs are charged to the person for whom the ADSs are issued (in the case of ADS issuances) and to the person for whom ADSs are cancelled (in the case of ADS cancellations). In the case of ADSs issued by the depositary into DTC, the ADS issuance and cancellation fees and charges may be deducted from distributions made through DTC, and may be charged to the DTC participant(s) receiving the ADSs being issued or the DTC participant(s) holding the ADSs being cancelled, as the case may be, on behalf of the beneficial owner(s) and will be charged by the DTC participant(s) to the account of the applicable beneficial owner(s) in accordance with the procedures and practices of the DTC participants as in effect at the time. ADS fees and charges in respect of distributions and the ADS service fee are charged to the holders as of the applicable ADS record date. In the case of distributions of cash, the amount of the applicable ADS fees and charges is deducted from the funds being distributed. In the case of (i) distributions other than cash and (ii) the ADS service fee, holders as of the ADS record date will be invoiced for the amount of the ADS fees and charges and such ADS fees and charges may be deducted from distributions made to holders of ADSs. For ADSs held through DTC, the ADS fees and charges for distributions other than cash and the ADS service fee may be deducted from distributions made through DTC, and may be charged to the DTC participants in accordance with the procedures and practices prescribed by DTC and the DTC participants in turn charge the amount of such ADS fees and charges to the beneficial owners for whom they hold ADSs. In the case of (i) registration of ADS transfers, the ADS transfer fee will be payable by the ADS Holder whose ADSs are being transferred or by the person to whom the ADSs are transferred, and (ii) conversion of ADSs of one series for ADSs of another series, the ADS conversion fee will be payable by the Holder whose ADSs are converted or by the person to whom the converted ADSs are delivered.

In the event of refusal to pay the depositary fees, the depositary may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary fees from any distribution to be made to the ADS holder. Certain depositary fees and charges (such as the ADS services fee) may become payable shortly after the closing of the ADS offering. Note that the fees and charges you may be required to pay may vary over time and may be changed by us and by the depositary. You will receive prior notice of such changes. The depositary may reimburse us for certain expenses incurred by us in respect of the ADR program, by making available a portion of the ADS fees charged in respect of the ADR program or otherwise, upon such terms and conditions as we and the depositary agree from time to time.

Amendments and Termination

We may agree with the depositary to modify the deposit agreement at any time without your consent. We undertake to give holders 30 days’ prior notice of any modifications that would materially prejudice any of their substantial rights under the deposit agreement. We will not consider to be materially prejudicial to your substantial rights any modifications or supplements that are reasonably necessary for the ADSs to be registered under the Securities Act or to be eligible for book-entry settlement, in each case without imposing or increasing the fees and charges you are required to pay. In addition, we may not be able to provide you with prior notice of any modifications or supplements that are required to accommodate compliance with applicable provisions of law.

You will be bound by the modifications to the deposit agreement if you continue to hold your ADSs after the modifications to the deposit agreement become effective. The deposit agreement cannot be amended to prevent you from withdrawing the Class A ordinary shares represented by your ADSs (except as permitted by law).

We have the right to direct the depositary to terminate the deposit agreement. Similarly, the depositary may in certain circumstances on its own initiative terminate the deposit agreement. In either case, the depositary must give notice to the holders at least 30 days before termination. Until termination, your rights under the deposit agreement will be unaffected.

After termination, the depositary will continue to collect distributions received (but will not distribute any such property until you request the cancellation of your ADSs) and may sell the securities held on deposit. After the sale, the depositary will hold the proceeds from such sale and any other funds then held for the holders of ADSs in a non-interest bearing account. At that point, the depositary will have no further obligations to holders other than to account for the funds then held for the holders of ADSs still outstanding (after deduction of applicable fees, taxes and expenses).

In connection with any termination of the deposit agreement, the depositary may make available to owners of ADSs a means to withdraw the Class A ordinary shares represented by ADSs and to direct the depositary of such Class A ordinary shares into an unsponsored American depositary share program established by the depositary. The ability to receive unsponsored American depositary shares upon termination of the deposit agreement would be subject to satisfaction of certain U.S. regulatory requirements applicable to the creation of unsponsored American depositary shares and the payment of applicable depositary fees.

Books of Depositary

The depositary will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the ADSs and the deposit agreement.

The depositary will maintain in New York facilities to record and process the issuance, cancellation, combination, split-up and transfer of ADSs. These facilities may be closed from time to time, to the extent not prohibited by law.

Limitations on Obligations and Liabilities

The deposit agreement limits our obligations and the depositary’s obligations to you. Please note the following:

•	We and the depositary are obligated only to take the actions specifically stated in the deposit agreement without negligence or bad faith.

•

The depositary disclaims any liability for any failure to carry out voting instructions, for any manner in which a vote is cast or for the effect of any vote, provided it acts in good faith and in accordance with the terms of the deposit agreement.

•

The depositary disclaims any liability for any failure to determine the lawfulness or practicality of any action, for the content of any document forwarded to you on our behalf or for the accuracy of any translation of such a document, for the investment risks associated with investing in Class A ordinary shares, for the validity or worth of the Class A ordinary shares, for any tax consequences that result from the ownership of ADSs, for the credit-worthiness of any third party, for allowing any rights to lapse under the terms of the deposit agreement, for the timeliness of any of our notices or for our failure to give notice.

•	We and the depositary will not be obligated to perform any act that is inconsistent with the terms of the deposit agreement.

•

We and the depositary disclaim any liability if we or the depositary are prevented or forbidden from or subject to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement, by reason of any provision, present or future of any law or regulation, or by reason of present or future provision of any provision of our Articles of Association, or any provision of or governing the securities on deposit, or by reason of any act of God or war or other circumstances beyond our control.

•

We and the depositary disclaim any liability by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in our Articles of Association or in any provisions of or governing the securities on deposit.

•

We and the depositary further disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting Shares for deposit, any holder of ADSs or authorized representatives thereof, or any other person believed by either of us in good faith to be competent to give such advice or information.

•

We and the depositary also disclaim liability for the inability by a holder to benefit from any distribution, offering, right or other benefit that is made available to holders of Class A ordinary shares but is not, under the terms of the deposit agreement, made available to you.

•	We and the depositary may rely without any liability upon any written notice, request or other document believed to be genuine and to have been signed or presented by the proper parties.

•	We and the depositary also disclaim liability for any consequential or punitive damages for any breach of the terms of the deposit agreement.

•	No disclaimer of any Securities Act or Exchange Act liability is intended by any provision of the deposit agreement.

•	Nothing in the deposit agreement gives rise to a partnership or joint venture, or establishes a fiduciary relationship, among us, the depositary and you as ADS holder.

•

Nothing in the deposit agreement precludes Citibank (or its affiliates) from engaging in transactions in which parties adverse to us or the ADS owners have interests, and nothing in the deposit agreement obligates Citibank to disclose those transactions, or any information obtained in the course of those transactions, to us or to the ADS owners, or to account for any payment received as part of those transactions.

As the above limitations relate to our obligations and the depositary’s obligations to you under the deposit agreement, we believe that, as a matter of construction of the clause, such limitations would likely to continue to apply to ADS holders who withdraw the Class A ordinary shares from the ADS facility with respect to obligations or liabilities incurred under the deposit agreement before the cancellation of the ADSs and the withdrawal of the Class A ordinary shares, and such limitations would most likely not apply to ADS holders who withdraw the Class A ordinary shares from the ADS facility with respect to obligations or liabilities incurred after the cancellation of the ADSs and the withdrawal of the Class A ordinary shares and not under the deposit agreement.

In any event, you will not be deemed, by agreeing to the terms of the deposit agreement, to have waived our or the depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder. In fact, you cannot waive our or the depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder.

Taxes

You will be responsible for the taxes and other governmental charges payable on the ADSs and the securities represented by the ADSs. We, the depositary and the custodian may deduct from any distribution the taxes and governmental charges payable by holders and may sell any and all property on deposit to pay the taxes and governmental charges payable by holders. You will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.

The depositary may refuse to issue ADSs, to deliver, transfer, split and combine ADRs or to release securities on deposit until all taxes and charges are paid by the applicable holder. The depositary and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on your behalf. However, you may be required to provide to the depositary and to the custodian proof of taxpayer status and residence and such other information as the depositary and the custodian may require to fulfill legal obligations. You are required to indemnify us, the depositary and the custodian for any claims with respect to taxes based on any tax benefit obtained for you.

Foreign Currency Conversion

The depositary will arrange for the conversion of all foreign currency received into U.S. dollars if such conversion is practical, and it will distribute the U.S. dollars in accordance with the terms of the deposit agreement. You may have to pay fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.

If the conversion of foreign currency is not practical or lawful, or if any required approvals are denied or not obtainable at a reasonable cost or within a reasonable period, the depositary may take the following actions in its discretion:

•	Convert the foreign currency to the extent practical and lawful and distribute the U.S. dollars to the holders for whom the conversion and distribution is lawful and practical.

•	Distribute the foreign currency to holders for whom the distribution is lawful and practical.

•	Hold the foreign currency (without liability for interest) for the applicable holders.

Governing Law/Waiver of Jury Trial

The deposit agreement, the ADRs and the ADSs will be interpreted in accordance with the laws of the State of New York. The rights of holders of Class A ordinary shares (including Class A ordinary shares represented by ADSs) are governed by the laws of the Cayman Islands.

AS A PARTY TO THE DEPOSIT AGREEMENT, YOU IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, YOUR RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF THE DEPOSIT AGREEMENT OR THE ADRs AGAINST US AND/OR THE DEPOSITARY.

The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our Class A ordinary shares, the ADSs or the deposit agreement, including any claim under U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law. However, you will not be deemed, by agreeing to the terms of the deposit agreement, to have waived our or the depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder.

DESCRIPTION OF DEBT SECURITIES

The following is a summary of certain general terms and provisions of the debt securities and the indenture, but they are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indenture, which has been filed as an exhibit to the registration statement of which this prospectus is a part, including the definitions of specified terms used in the indenture, and to the Trust Indenture Act of 1939, as amended, or the “Trust Indenture Act.” The particular terms of the debt securities offered by any prospectus supplement and the extent these general provisions may apply to the debt securities will be described in the applicable prospectus supplement. The terms of the debt securities will include those set forth in the indenture, any related documents and those made a part of the indenture by the Trust Indenture Act. You should read the summary below, the applicable prospectus supplement and the provisions of the indenture and any related documents before investing in our debt securities.

The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:

•	the title and any limit on the aggregate principal amount of the debt securities;

•	whether the debt securities will be secured or unsecured;

•

whether the debt securities are to be convertible into or exchangeable for cash and/or any securities or other property of any person (including us), the terms and conditions upon which such debt securities will be so convertible or exchangeable;

•	whether the debt securities are senior or subordinated debt securities and, if subordinated, the terms of such subordination;

•	the percentage or percentages of principal amount at which such debt securities will be issued;

•	the interest rate(s) or the method for determining the interest rate(s);

•	the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

•	the record dates for the determination of holders to whom interest is payable or the method for determining such dates;

•	the dates on which the debt securities may be issued, the maturity date and other dates of payment of principal;

•	redemption or early repayment provisions;

•	authorized denominations if other than denominations of US$2,000 and multiples of US$1,000 in excess thereof;

•	the form of the debt securities;

•	amount of discount or premium, if any, with which such debt securities will be issued;

•	whether such debt securities will be issued in whole or in part in the form of one or more global securities;

•	the identity of the depository for global securities;

•

whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

•

the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

•	any covenants applicable to the particular debt securities being issued;

•	any defaults and events of default applicable to the particular debt securities being issued;

•	any provisions for the defeasance of the particular debt securities being issued in whole or in part;

•	any addition or change in the provisions related to satisfaction and discharge;

•	any restriction or condition on the transferability of the debt securities;

•	if other than U.S. dollars, the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

•	the time period within which, the manner in which and the terms and conditions upon which the purchaser of the debt securities can select the payment currency;

•	the securities exchange(s) or automated quotation system(s) on which the securities will be listed or admitted to trading, as applicable, if any;

•	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	place or places where we may pay principal, premium, if any, and interest and where holders may present the debt securities for registration of transfer, exchange or conversion;

•	place or places where notices and demands relating to the debt securities and the indentures may be made;

•	if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities that is payable upon declaration of acceleration of maturity;

•	any index or formula used to determine the amount of payments of principal of, premium (if any) or interest on the debt securities and the method of determining these amounts;

•	any provisions relating to compensation, reimbursement and indemnification of the trustee;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events; and

•	additional terms not inconsistent with the provisions of the indenture, except as permitted by the terms of the indenture.

General

We may sell the debt securities, including original issue discount securities, at par or at greater than de minimis discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, the purchase price for, the principal of and any premium and any interest on such debt securities will be payable in U.S. dollars. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the indenture. Such additional debt securities will have the same terms and conditions as the applicable series of debt securities in all respects (or in all respects except for the issue date, the issue price or the first payment of interest), and will vote together as one class on all matters with respect to such series of debt securities. We shall not issue any additional debt securities of a series unless such additional debt securities are fungible with the outstanding debt securities of such series for U.S. federal income tax purposes. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

Form, Exchange and Transfer

The debt securities will be issued in fully registered form without interest coupons and, unless otherwise indicated in the applicable prospectus supplement, in minimum denominations of US$2,000 and integral multiples of US$1,000 in excess thereof.

The entity performing the role of maintaining the list of registered holders is called the “registrar.” The registrar acts as our agent for registering debt securities in the names of holders and transferring registered debt securities. You may exchange or transfer your registered debt securities at the specified office of the registrar. We may also arrange for additional registrars, and may change registrars. We may also choose to act as our own registrar.

You will not be required to pay a service charge for any registration of transfer or exchange of debt securities, but you may be required to pay any tax or other governmental charge associated with the registration of transfer or exchange. The registration of transfer or exchange of a registered debt security will only be made if you have duly endorsed the debt security or provided the registrar with a written instrument of transfer satisfactory in form to the registrar.

Payment and Paying Agents

If your debt securities are in definitive registered form, we will pay interest to you if you are listed in the registrar’s records as a direct holder at the close of business on a particular day in advance of each due date for interest, even if you no longer own the debt securities on the interest due date. That particular day is called the “record date” and will be stated in the applicable prospectus supplement.

We will pay interest, principal, Additional Amounts (as defined below) and any other money due on global registered debt securities pursuant to the applicable procedures of the depository or, if the debt securities are not in global form, at offices maintained for that purpose in New York, New York. These offices are called “paying agents.” We may also choose to pay interest by mailing checks. We may also arrange for additional payment agents, and may change these agents, including our use of the trustee’s corporate trust office. We may also choose to act as our own paying agent.

Regardless of who acts as paying agent, all money that we pay as principal, premium or interest to a paying agent, or then held by us in trust, that remains unclaimed at the end of two years after the amount is due to direct holders will be repaid to us, or if then held by us, discharged from trust. After that two-year period, direct holders may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.

Tax Redemption

Each series of debt securities may be redeemed at any time, at our option, in whole but not in part, upon notice as described below, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the date fixed for redemption, if (i) as a result of any change in, or amendment to, the laws or regulations of a Relevant Jurisdiction (as defined below) (or, in the case of Additional Amounts payable by a successor Person to us, the applicable Successor Jurisdiction (as defined below)), or any change in the official application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the issue date of the applicable series of debt securities (or, in the case of Additional Amounts payable by a successor Person to us, the date on which such successor Person to us became such pursuant to the indenture) (a “Tax Change”), we or any such successor Person to us is, or would be, obligated to pay Additional Amounts upon the next payment of principal, premium (if any) or interest in respect of such debt securities and (ii) such obligation cannot be avoided by us or any such successor Person to us taking reasonable measures available to it, provided that changing our or such successor Person’s jurisdiction of organization or tax residency is not a reasonable measure for purposes of this section.

Prior to the giving of any notice of redemption of debt securities pursuant to the foregoing, we or any such successor Person to us shall deliver to the trustee (i) a notice of such redemption election, (ii) an opinion of an legal counsel or an opinion of a tax consultant to the effect that we or any such successor Person to us is, or would become, obligated to pay such Additional Amounts as the result of a Tax Change and (iii) an officer’s certificate from us or any such successor Person to us, stating that such amendment or change has occurred, describing the facts leading thereto and stating that such requirement cannot be avoided by us or any such successor Person to us taking reasonable measures available to it.

Notice of such a redemption of debt securities shall be given to the holders of the debt securities not less than 30 days nor more than 60 days prior to the date fixed for redemption. Notice having been given, the debt securities of that series shall become due and payable on the date fixed for redemption and will be paid at the redemption price, together with accrued and unpaid interest, if any, to, but not including, the date fixed for redemption, at the place or places of payment and in the manner specified in that series of debt securities or the indenture. From and after the redemption date, if moneys for the redemption of such debt securities shall have been made available as provided in the indenture for redemption on the redemption date, the debt securities of such series shall cease to bear interest, and the only right of the holders of such debt securities shall be to receive payment of the redemption price and accrued and unpaid interest, if any, to, but not including, the date fixed for redemption.

Payment of Additional Amounts

All payments of principal, premium, if any, and interest made by us in respect of the debt securities of each series will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (collectively, “Taxes”) imposed or levied by or within the Cayman Islands or the PRC (in each case, including any political subdivision or any authority therein or thereof having power to tax) (each, a “Relevant Jurisdiction”), unless such withholding or deduction of such Taxes is required by law. If we are required to make such withholding or deduction, we will pay such additional amounts (“Additional Amounts”) as will result in receipt by each holder of any debt securities of such amounts as would have been received by such holder had no such withholding or deduction of such Taxes been required, except that no such Additional Amounts shall be payable:

(i)

in respect of any such Taxes that would not have been imposed, deducted or withheld but for the existence of any connection (whether present or former) between the holder or beneficial owner of a debt security and the Relevant Jurisdiction other than merely holding such debt security or receiving principal, premium (if any) or interest in respect thereof (including such holder or beneficial owner being or having been a national, domiciliary or resident of such Relevant Jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having or having had a permanent establishment therein);

(ii)

in respect of any debt security presented for payment (where presentation is required) more than 30 days after the relevant date, except to the extent that the holder thereof would have been entitled to such Additional Amounts on presenting the same for payment on the last day of such 30-day period. For this purpose, the “relevant date” in relation to any debt security means the later of (a) the due date for such payment or (b) the date such payment was made or duly provided for;

(iii)

in respect of any Taxes that would not have been imposed, deducted or withheld but for a failure of the holder or beneficial owner of a debt security to comply with a timely request by us addressed to the holder or beneficial owner to provide information concerning such holder’s or beneficial owner’s nationality, residence, identity or connection with any Relevant Jurisdiction, if and to the extent that due and timely compliance with such request is required under the tax laws of such jurisdiction in order to reduce or eliminate any withholding or deduction as to which Additional Amounts would have otherwise been payable to such holder;

(iv)

in respect of any Taxes imposed as a result of a debt security being presented for payment (where presentation is required) in the Relevant Jurisdiction, unless such debt security could not have been presented for payment elsewhere;

(v)

in respect of any estate, inheritance, gift, sale, use, value added, excise, transfer, personal property, wealth, interest equalization or similar Taxes (other than any value added Taxes imposed by the PRC or any political subdivision thereof if we were to be deemed a PRC tax resident);

(vi)

to any holder of a debt security that is a fiduciary, partnership or person other than the sole beneficial owner of any payment to the extent that such payment would be required by the laws of the Relevant Jurisdiction to be included in the income, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, or a member of that partnership or a beneficial owner who would not have been entitled to such Additional Amounts had that beneficiary, settlor, partner or beneficial owner been the holder thereof;

(vii)

with respect to any withholding or deduction that is imposed in connection with Sections 1471-1474 of the U.S. Internal Revenue Code and U.S. Treasury regulations thereunder (“FATCA”), any intergovernmental agreement between the United States and any other jurisdiction implementing or relating to FATCA or any non-U.S. law, regulation or guidance enacted or issued with respect thereto;

(viii)	in respect of any such Taxes payable otherwise than by deduction or withholding from payments under or with respect to any debt security; or

(ix)	in respect of any combination of Taxes referred to in the preceding items (i) through (viii) above.

In the event that any withholding or deduction for or on account of any Taxes is required and Additional Amounts are payable with respect thereto, at least 30 days prior to each date of payment of principal of, premium (if any) or interest on the debt securities of any series, we will furnish to the trustee and the paying agent, if other than the trustee, an officer’s certificate specifying the amount required to be withheld or deducted on such payments to such holders, certifying that we shall pay such amounts required to be withheld to the appropriate governmental authority and certifying to the fact that the Additional Amounts will be payable and the amounts so payable to each holder, and that we will pay to the trustee or such paying agent the Additional Amounts required to be paid; provided that no such officer’s certificate will be required prior to any date of payment of principal of, premium (if any) or interest on such debt securities if there has been no change with respect to the matters set forth in a prior officer’s certificate. The trustee and each paying agent may rely on the fact that any officer’s certificate contemplated by this paragraph has not been furnished as evidence of the fact that no withholding or deduction for or on account of any Taxes is required. We covenant to indemnify the trustee and any paying agent for and to hold them harmless against any loss or liability incurred without fraud, gross negligence or willful misconduct on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any such officer’s certificate furnished pursuant to this paragraph or on the fact that any officer’s certificate contemplated by this paragraph has not been furnished.

Whenever there is mentioned, in any context, the payment of principal, premium or interest in respect of any debt security, such mention shall be deemed to include the payment of Additional Amounts provided for in the indenture, to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the indenture.

The foregoing provisions shall apply in the same manner with respect to the jurisdiction in which any successor Person to us is organized or resident for tax purposes or any authority therein or thereof having the power to tax (a “Successor Jurisdiction”), substituting such Successor Jurisdiction for the Relevant Jurisdiction.

Our obligation to make payments of Additional Amounts under the terms and conditions described above will survive any termination, defeasance or discharge of the indenture.

Consolidation, Merger and Sale of Assets

The indenture provides that we may not consolidate with or merge into any other Person in a transaction in which we are not the surviving entity, or convey, transfer or lease our properties and assets substantially as an entirety to, any Person unless:

(i)

any Person formed by such consolidation or into or with which we are merged or to whom we have conveyed, transferred or leased our properties and assets substantially as an entirety is a corporation, partnership, trust or other entity validly existing under the laws of the British Virgin Islands, the Cayman Islands, the PRC or Hong Kong and such Person expressly assumes by an indenture supplemental to the indenture all of our obligations under the indenture and the debt securities issued under the indenture, including the obligation to pay Additional Amounts with respect to any jurisdiction in which it is organized or resident for tax purposes;

(ii)

immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(iii)

we have delivered to the trustee an officer’s certificate and an opinion of legal counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture complies with the indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

Open Market Purchases

We or any of our Controlled Entities may, in accordance with all applicable laws and regulations, at any time purchase the debt securities issued under the indenture in the open market or otherwise at any price, so long as such purchase does not otherwise violate the terms of the indenture. The debt securities so purchased, while held by or on behalf of us or any of our Controlled Entities, shall not be deemed to be outstanding for the purposes of determining whether the holders of the requisite principal amount of outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder.

Modification and Waiver

The indenture will contain provisions permitting us and the trustee, without the consent of the holders of a series of debt securities, to execute supplemental indentures for certain enumerated purposes in the indenture and, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of such series then outstanding, to add, change, eliminate or modify in any way the provisions of the indenture or to change or modify in any manner the rights of the holders of the debt securities. The trustee and we may not, however, without the consent of each holder of such series of debt securities:

(i)	change the Stated Maturity of the principal or premium, if any, or any installment of interest of such debt securities;

(ii)	reduce the principal amount of, payments of interest on or stated time for payment of interest on such debt securities;

(iii)	change any obligation of ours to pay Additional Amounts with respect to such debt securities;

(iv)	change the currency of payment of the principal of, premium (if any) or interest on such debt securities;

(v)	impair the right to institute suit for the enforcement of any payment due on or with respect to such debt securities;

(vi)	reduce the above stated percentage of outstanding debt securities of such series necessary to modify or amend the indenture;

(vii)

reduce the percentage of the aggregate principal amount of outstanding debt securities of such series necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults;

(viii)	modify the provisions of the indenture with respect to modification and waiver;

(ix)

amend, change or modify any provision of the indenture or the related definitions affecting the ranking of the debt securities in a manner which adversely affects the holders of such series of debt securities; or

(x)

reduce the amount of the premium payable upon the redemption or repurchase any of such series of debt securities or change the time at which any of the debt securities of such series may be redeemed or repurchased as described above under the heading “Tax Redemption.”

The holders of not less than a majority in principal amount of the debt securities of a series may on behalf of all holders of the debt securities of such series waive any existing or past Default or Event of Default and its consequences under the indenture, except a continuing Default or Event of Default (i) in the payment of principal of, premium (if any) or interest on (or Additional Amount payable in respect of), the debt securities of such series then outstanding, in which event the consent of all holders of the debt securities of such series then outstanding affected thereby is required, or (ii) in respect of a covenant or provision which under the indenture cannot be modified or amended without the consent of each holder of the debt securities of such series then outstanding affected thereby. Any such waivers will be conclusive and binding on all holders of the debt securities of such series, whether or not they have given consent to such waivers, and on all future holders of debt securities of such series, whether or not notation of such waivers is made upon the debt securities of such series. Any instrument given by or on behalf of the debt securities of such series in connection with any consent to any such waiver will be irrevocable once given and will be conclusive and binding on all subsequent holders of the debt securities of such series.

Notwithstanding the foregoing, without the consent of any holder of the debt securities of such series, the trustee and we may amend the indenture and the debt securities of such series to, among other things:

(i)

cure any ambiguity, omission, defect or inconsistency contained in the indenture; provided, however, that such amendment does not materially and adversely affect the rights of holders of such series of debt securities;

(ii)

evidence the succession of another corporation, partnership, trust or other entity to the Company in accordance with the terms described under “Consolidation, Merger and Sale of Assets,” or successive successions, and the assumption by such successor of the covenants and obligations of the Company contained in such series of debt securities and in the indenture;

(iii)	comply with the rules of any applicable depository;

(iv)	secure such series of debt securities;

(v)

add to the covenants and agreements of the Company and to add Events of Default, in each case, for the protection or benefit of the holders of such series of debt securities, or to surrender any right or power herein conferred upon the Company;

(vi)	make any change in such series debt securities that does not adversely affect the legal rights under the indenture of any holder of the debt securities in any material respect;

(vii)

evidence and provide for the acceptance of an appointment under the indenture of a successor trustee; provided that the successor trustee is otherwise qualified and eligible to act as such under the terms thereof;

(viii)

conform the text of the indenture or any series of debt securities to any provision of this “Description of the Debt Securities” to the extent that such provision in this prospectus was intended to be a verbatim recitation of a provision of the indenture or debt securities as evidenced by an officer’s certificate;

(ix)

make any amendment to the provisions of the indenture relating to the transfer and legending of such series of debt securities as permitted by the indenture, including, but not limited to, facilitating the issuance and administration of such series of debt securities or, if incurred in compliance with the indenture, additional debt securities; provided, however, that (A) compliance with the indenture as so amended would not result in such series of debt securities being transferred in violation of the Securities Act or any applicable securities law and (B) such amendment does not materially and adversely affect the rights of holders to transfer the debt securities of such series;

(x)	make any amendment to the indenture necessary to qualify the indenture under the Trust Indenture Act;

(xi)

establish the form and terms of and to provide for the issuance of any additional debt securities permitted under the indenture, or add to the conditions, limitations or restrictions on the authorized amount, terms or purposes of issue, authentication or delivery of the debt securities of any series, as set forth in the indenture, or other conditions, limitations or restrictions thereafter to be observed;

(xii)	add guarantors or co-obligors with respect to the debt securities of such series; and

(xiii)	conform the provisions of the indenture to the “Description of Debt Securities” section in this prospectus.

The consent of the holders of the debt securities of such series is not necessary under the indenture to approve the particular form of any proposed amendment, supplement or waiver. It is sufficient if such consent approves the substance of the proposed amendment or supplement. A consent to any amendment, supplement or waiver under the indenture by any holder given in connection with a tender of such holder’s debt securities of such series will not be rendered invalid by such tender. After an amendment, supplement or waiver under the indenture becomes effective, we are required to give to the holders of such series of debt securities a notice briefly describing such amendment, supplement or waiver. However, the failure to give such notice to all the holders, or any defect in the notice will not impair or affect the validity of the amendment, supplement or waiver.

Payments for Consent

We will not, and will not permit any of our Controlled Entities to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of debt securities of any series for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the debt securities of such series unless such consideration is offered to be paid and is paid to all holders of the relevant series of debt securities that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

Events of Default

Each of the following will be defined as an “Event of Default” under the indenture with respect to the applicable series of debt securities:

(i)	failure to pay principal or premium in respect of the debt securities when due and payable (whether at Stated Maturity or upon repurchase, acceleration, redemption or otherwise);

(ii)	failure to pay interest on the debt securities (including any additional interest) within 30 days after such interest becomes due and payable;

(iii)	default in the performance of or breach our obligations under “Consolidation, Merger and Sale of Assets”;

(iv)

default in the performance of or breach any covenant or agreement in the indenture or under the debt securities (other than a default specified in clause (i), (ii) or (iii) above) and such default or breach continues for a period of 30 consecutive days after written notice by the trustee or the holders of 25% or more in aggregate principal amount of the debt securities;

(v)

the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of us or any Principal Controlled Entity in an involuntary case or proceeding under any applicable bankruptcy,

(vi)

insolvency or other similar law or (ii) a decree or order adjudging us or any Principal Controlled Entity bankrupt or insolvent, or approving as final and non-appealable a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of us or any Principal Controlled Entity under any applicable bankruptcy, insolvency or other similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of us or any Principal Controlled Entity or of any substantial part of their respective property, or ordering the winding up or liquidation of their respective affairs (or any similar relief granted under any foreign laws), and in any such case the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days;

(vii)

the commencement by us or any Principal Controlled Entity of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency or other similar law or of any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent by us or any Principal Controlled Entity to the entry of a decree or order for relief in respect of us or any Principal Controlled Entity in an involuntary case or proceeding under any applicable bankruptcy, insolvency or other similar law or the commencement of any bankruptcy or insolvency case or proceeding against us or any Principal Controlled Entity, or the filing by us or any Principal Controlled Entity of a petition or answer or consent seeking reorganization or relief with respect to us or any Principal Controlled Entity under any applicable bankruptcy, insolvency or other similar law, or the consent by us or any Principal Controlled Entity to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of us or any Principal Controlled Entity or of any substantial part of their respective property pursuant to any such law, or the making by us or any Principal Controlled Entity of a general assignment for the benefit of creditors in respect of any indebtedness as a result of an inability to pay such indebtedness as it becomes due, or the admission by us or any Principal Controlled Entity in writing of our inability to pay our debts generally as they become due, or the taking of corporate action by us or any Principal Controlled Entity that resolves to commence any such action; and

(viii)	the debt securities or the indenture is or becomes or is claimed by us to be unenforceable, invalid or ceases to be in full force and effect other than as permitted by the indenture.

However, a default under clause (iv) of the preceding paragraph will not constitute an Event of Default until the trustee or the holders of 25% in principal amount of the then outstanding debt securities of such series provide written notice to us of the default and we do not cure such default within the time specified in clause (iv) of the preceding paragraph after receipt of such written notice.

If an Event of Default (other than an Event of Default described in clauses (v) or (vi) above) shall occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of such series then outstanding by written notice may declare the unpaid principal amount of the debt securities of such series and any accrued and unpaid interest thereon (and any Additional Amount payable in respect thereof) to be due and payable immediately upon receipt of such notice. If an Event of Default described in clauses (v) or (vi) above shall occur, the unpaid principal amount of all the debt securities then outstanding and any accrued and unpaid interest thereon will automatically, and without any declaration or other action by the trustee or any holder of the debt securities, become immediately due and payable. After a declaration of acceleration but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of at least a majority in aggregate principal amount of the debt securities of such series then outstanding may, under certain circumstances, waive all past defaults and rescind and annul such acceleration if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all Events of Default, other than the non-payment of principal, premium, if any, or interest on the debt securities that became due solely because of the acceleration of the debt securities, have been cured or waived. For information as to waiver of defaults, see “—Modification and Waiver.”

Subject to the provisions of the indenture relating to the duties of the trustee, if an Event of Default shall occur and be continuing, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the indenture at the request, order or direction of any of the holders of debt securities, unless such holders shall have offered to the trustee pre-funding, security and/or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby. Subject to certain provisions, including those requiring pre-funding, security and/or indemnification of the trustee, the holders of a majority in aggregate principal amount of the debt securities of such series then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee. No holder of the debt securities will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or the debt securities, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such holder has previously given to the trustee written notice of a continuing Event of Default with respect to the debt securities of such series, (ii) the holders of at least 25% in aggregate principal amount of the debt securities of such series then outstanding have made written request to the trustee to institute such proceeding, (iii) such holder or holders have offered pre-funding, security and/or indemnity satisfactory to the trustee and (iv) the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the debt securities of such series then outstanding a written direction inconsistent with such request, within 60 days after such notice, request and offer. However, such limitations do not apply to a suit instituted by a holder of a debt security for the enforcement of the right to receive payment of the principal of, premium (if any) or interest on the debt securities on or after the applicable due date specified in the debt securities.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect with respect to debt securities of a series when:

(1)	either:

a.

all debt securities of that series that have been authenticated, except lost, stolen or destroyed debt securities that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to us, have been delivered to the paying agent for cancellation; or

b.

all debt securities of that series that have not been delivered to the paying agent for cancellation have become due and payable by reason of the sending of a notice of redemption or otherwise or will become due and payable within one year and we have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders of the debt securities of such series, cash in U.S. dollars, U.S. Government Obligations, or a combination of cash in U.S. dollars and U.S. Government Obligations, in amounts as will be sufficient (in the case of a deposit not entirely in cash, in the opinion of an internationally recognized investment bank, appraisal firm or firm of independent public accountants), without consideration of any reinvestment of interest, to pay and discharge the entire outstanding amount of the debt securities of such series not delivered to the paying agent for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(2)

no Default or Event of Default under the indenture has occurred and is continuing with respect to the debt securities of that series on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(3)	we have paid or caused to be paid all sums payable by us under the indenture with respect to the debt securities of that series; and

(4)	we have delivered irrevocable instructions to the trustee to apply the deposited money toward the payment of the debt securities of that series at maturity or the redemption date, as the case may be.

In addition, we must deliver an officer’s certificate and an opinion of legal counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Legal Defeasance and Covenant Defeasance

The indenture will provide that we may at our option and at any time elect to have all of our obligations discharged with respect to the outstanding debt securities of a series (“Legal Defeasance”) except for:

(1)

the rights of holders of the debt securities of that series that are then outstanding to receive payments in respect of the principal of, or interest or premium on such debt securities when such payments are due from the trust referred to below;

(2)

our obligations with respect to the debt securities of that series concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the trustee for the debt securities of that series, and our obligations in connection therewith; and

(4)	the Legal Defeasance and Covenant Defeasance (as defined below) provisions of the indenture for the debt securities of that series.

The indenture will provide that, we may, at our option and at any time, elect to have our obligations with respect to the outstanding debt securities of a series released with respect to certain covenants (including our obligations under the headings “Consolidation, Merger and Sale of Assets” and “Payments for Consent”) that are described in the indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under the caption “—Events of Default” will no longer constitute an Event of Default.

The indenture will also provide that, in order to exercise either Legal Defeasance or Covenant Defeasance:

(1)

we must irrevocably deposit with the trustee, in trust, for the benefit of the holders of all debt securities of that series subject to Legal Defeasance or Covenant Defeasance, cash in U.S. dollars, U.S. Government Obligations, or a combination of cash in U.S. dollars and U.S. Government Obligations, in amounts as will be sufficient (in the case of a deposit not entirely in cash, in the opinion of an internationally recognized investment bank, appraisal firm or firm of independent public accountants) to pay the principal of, or interest and premium on such debt securities that are then outstanding on the Stated Maturity or on the applicable redemption date, as the case may be, and we must specify whether such debt securities are being defeased to maturity or to a particular redemption date;

(2)

in the case of Legal Defeasance, we must deliver to the trustee an opinion of legal counsel reasonably acceptable to the trustee confirming that (a) we have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of legal counsel will confirm that, the holders of the then outstanding debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)

in the case of Covenant Defeasance, we must deliver to the trustee an opinion of legal counsel reasonably acceptable to the trustee confirming that the holders of the then outstanding debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)

no Default or Event of Default with respect to the debt securities of that series must have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(5)

we must deliver to the trustee an officer’s certificate stating that the deposit was not made by us with the intent of preferring the holders of debt securities of that series over our other creditors with the intent of defeating, hindering, delaying or defrauding our creditors or others; and

(6)

we must deliver to the trustee an officer’s certificate and an opinion of legal counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Concerning the Trustee

The indenture provides that the trustee, except during the continuance of an Event of Default, undertakes to perform such duties and only such duties as are specifically set forth therein. If an Event of Default has occurred and is continuing, the trustee will exercise such of the rights and powers vested in it by the indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

Whenever the trustee shall have discretion or permissive power in accordance with the indenture or the law, the trustee may decline to exercise the same in the absence of approval by the holders and shall have no obligation to exercise the same unless it has received pre-funding, been indemnified and/or provided with security to its satisfaction against all actions, proceedings, claims, actions or demands to which it may render itself liable and all costs, damages, charges, expenses and liabilities which it may incur by so doing. Neither the trustee nor any of the Agents shall in any event be responsible for indirect, special, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit, whether or not foreseeable, even if advised of the possibility of such loss of damage and regardless of the form of action).

Subject to the terms of the indenture and the Trust Indenture Act, the trustee is permitted to engage in other transactions with the Company and its affiliates and can profit therefrom without being obliged to account for such profit; and the trustee shall not be under any obligation to monitor any conflict of interest, if any, which may arise between itself and such other parties. The Company has custodial arrangements with the trustee and/or its affiliates. The Company may enter into similar or other banking relationships with the trustee or its affiliates in the future in the normal course of business. In addition, the trustee acts as trustee and as paying agent and registrar with respect to other debt securities issued by the Company and may do so for future issuances of debt securities by the Company as well. The trustee may have interest in, or may be providing, or may in the future provide financial services to other parties.

Currency Indemnity

To the fullest extent permitted by law, our obligations to any holder of debt securities under the indenture shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than U.S. dollars (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by such holder or the trustee, as the case may be, of any amount in the Judgment Currency, such holder or the trustee, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the amount originally to be paid to such holder or the trustee, as the case may be, in the Agreement Currency, we agree, as a separate obligation and notwithstanding such judgment, to pay the difference and if the amount of the Agreement Currency so purchased exceeds the amount originally to be paid to such holder, such holder or the trustee, as the case may be, agrees to pay to or for our account such excess, provided that such holder shall not have any obligation to pay any such excess as long as a default by us in our obligations under the indenture or the debt securities of the applicable series has occurred and is continuing, in which case such excess may be applied by such holder to such obligations.

Governing Law and Consent to Jurisdiction

The indenture and the debt securities will be governed by and will be construed in accordance with the laws of the State of New York. We have agreed that any action arising out of or based upon the indenture may be instituted in any U.S. federal or New York State court located in the Borough of Manhattan, The City of New York, and have irrevocably submitted to the non-exclusive jurisdiction of any such court in any such action.

Certain Definitions

Set forth below are definitions of certain of the terms used herein. Additional terms are defined elsewhere above or in the indenture.

“Business Day” means a Monday, Tuesday, Wednesday, Thursday or Friday, unless banking institutions or trust companies in The City of New York, Hong Kong, Singapore or Beijing are authorized or obligated by law, regulation or executive order to remain closed on such day.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Shares and limited liability or partnership interests (whether general or limited), but excluding any debt securities convertible or exchangeable into such equity.

“Company” means Burning Rock Biotech Limited, an exempted company incorporated under the laws of the Cayman Islands.

“Consolidated Affiliated Entity” of any Person means any corporation, association or other entity which is or is required to be consolidated with such Person under Accounting Standards Codification subtopic 810-10, Consolidation: Overall (including any changes, amendments or supplements thereto) or, if such Person prepares its financial statements in accordance with accounting principles other than U.S. GAAP, the equivalent of Accounting Standards Codification subtopic 810-10, Consolidation: Overall under such accounting principles. Unless otherwise specified herein, each reference to a Consolidated Affiliated Entity will refer to a Consolidated Affiliated Entity of ours.

“Controlled Entity” of any Person means a Subsidiary or a Consolidated Affiliated Entity of such Person.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Group” means the Company and our Controlled Entities.

“holder” in relation to a debt security, means the Person in whose name a debt security is registered in the security register for the registration and the registration of transfer or of exchange of the debt security.

“Lien” means any mortgage, charge, pledge, lien or other form of encumbrance or security interest.

“Non-recourse Obligation” means indebtedness or other obligations substantially related to (1) the acquisition of assets not previously owned by us or any of our Controlled Entities or (2) the financing of a project involving the purchase, development, improvement or expansion of properties of ours or any of our Controlled Entities, as to which the obligee with respect to such indebtedness or obligation has no recourse to us or any of our Controlled Entities of ours or to our or any such Controlled Entity’s assets other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

“Paying Agent” means the initial paying agent under the indenture or its successor as paying agent under the indenture.

“Person” means any individual, corporation, firm, limited liability company, partnership, joint venture, undertaking, association, joint stock company, trust, unincorporated organization, trust, state, government or any agency or political subdivision thereof or any other entity (in each case whether or not being a separate legal entity).

“PRC” means the People’s Republic of China, excluding, for purposes of this definition, the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan.

“Preferred Shares,” as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends upon liquidation, dissolution or winding up.

“Principal Controlled Entities” at any time shall mean one of our Controlled Entities.

(i)	as to which one or more of the following conditions is/are satisfied:

a.

its total revenue or (in the case of one of our Controlled Entities which has one or more Controlled Entities) consolidated total revenue attributable to the Group is at least 10% of the Group’s consolidated total revenue;

b.

its net profit or (in the case of one of our Controlled Entities which has one or more Controlled Entities) consolidated net profit attributable to the Group (in each case before taxation and exceptional items) is at least 10% of the Group’s consolidated net profit (before taxation and exceptional items); or

c.

its net assets or (in the case of one of our Controlled Entities which has one or more Controlled Entities) consolidated net assets attributable to the Group (in each case after deducting minority interests in Subsidiaries) are at least 10% of the Group’s consolidated net assets (after deducting minority interests in Subsidiaries of the Company);

all as calculated by reference to the then latest audited financial statements (consolidated or, as the case may be, unconsolidated) of our Controlled Entity and our then latest audited consolidated financial statements;

provided that, in relation to paragraphs (a), (b) and (c) above:

(1)

in the case of a corporation or other business entity becoming a Controlled Entity after the end of the financial period to which our latest consolidated audited accounts relate, the reference to our then latest consolidated audited accounts and our Controlled Entities for the purposes of the calculation above shall, until our consolidated audited accounts for the financial period in which the relevant corporation or other business entity becomes a Controlled Entity are issued, be deemed to be a reference to the then latest consolidated audited accounts of us and our Controlled Entities adjusted to consolidate the latest audited accounts (consolidated in the case of a Controlled Entity which itself has Controlled Entities) of such Controlled Entity in such accounts;

(2)

if at any relevant time in relation to us or any Controlled Entity which itself has Controlled Entities, no consolidated accounts are prepared and audited, total revenue, net profit or net assets of us and/or any such Controlled Entity shall be determined on the basis of pro forma consolidated accounts prepared for this purpose by or on behalf of us;

(3)

if at any relevant time in relation to any Controlled Entity, no accounts are audited, its net assets (consolidated, if appropriate) shall be determined on the basis of pro forma accounts (consolidated, if appropriate) of the relevant Controlled Entity prepared for this purpose by or on behalf of us; and

(4)

if the accounts of any Controlled Entity (not being a Controlled Entity referred to in proviso (1) above) are not consolidated with our accounts, then the determination of whether or not such Controlled Entity is a Principal Controlled Entity shall be based on a pro forma consolidation of its accounts (consolidated, if appropriate) with our consolidated accounts (determined on the basis of the foregoing); or

(ii)

that Principal Controlled Entity merges with or into, or to which is transferred all or substantially all of the assets of a Controlled Entity which immediately prior to the transfer was a Principal Controlled Entity; provided that, with effect from such transfer, the Controlled Entity which so transfers its assets and undertakings shall cease to be a Principal Controlled Entity (but without prejudice to paragraph (i) above) and the Controlled Entity to which the assets are so transferred shall become a Principal Controlled Entity.

An officer’s certificate delivered to the trustee certifying in good faith as to whether or not a Controlled Entity is a Principal Controlled Entity shall be conclusive in the absence of manifest error.

“Relevant Indebtedness” means any indebtedness which is in the form of, or represented or evidenced by, bonds, notes, debentures, or other securities which for the time being are, or are intended to be or are commonly, quoted, listed or dealt in or traded on any stock exchange or over-the-counter or other securities market, but shall exclude any bank debt, bank loans or securitizations.

“Stated Maturity” means, when used with respect to any debt security or any installment of principal thereof or interest thereon, the date specified in such debt security as the fixed date on which the principal (or any portion thereof) of or premium, if any, on such debt security or such installment of principal or interest is due and payable.

“Subsidiary” of any Person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or Persons performing similar functions) or (b) any partnership, joint venture limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (a) and (b), voting at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

“trustee” means the initial paying agent under the indenture or its successor as trustee under the indenture.

“U.S. GAAP” refers to generally accepted accounting principles in the United States of America.

“U.S. Government Obligations” means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depositary receipt.

PLAN OF DISTRIBUTION

We or any selling security holder may sell or distribute the securities offered by this prospectus, from time to time, in one or more offerings, as follows:

•	through agents;

•	to dealers or underwriters for resale;

•	directly to purchasers;

•	in “at-the-market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	through a combination of any of these methods of sale; or

•	through any other method permitted by applicable law and described in the applicable prospectus supplement.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or any selling security holder or any dealers acting for us or on our behalf or a selling security holder may also repurchase the securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

Our securities distributed by any of these methods may be sold to the public, in one or more transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

The prospectus supplement relating to any offering will identify or describe:

•	any underwriter, dealers or agents;

•	their compensation;

•	the net proceeds to us or any selling security holder;

•	the purchase price of the securities;

•	any over-allotment options under which underwriters may purchase additional securities from us or the selling security holders;

•	the public offering price of the securities; and

•	any exchange on which the securities will be listed.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of the securities offered through this prospectus, we or any selling security holder will sell the securities to them as principals, unless we otherwise indicate in the prospectus supplement. The dealers may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The applicable prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We or any selling security holder may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the applicable prospectus supplement, any agent is acting on a best efforts basis for the period of its appointment.

We or any selling security holder may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the applicable prospectus supplement.

Institutional Investors

If indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from various institutional investors to purchase securities. In this case, then payment and delivery will be made on a future date that the prospectus supplement specifies. The underwriters, dealers or agents may impose limitations on the minimum amount that the institutional investor can purchase. They may also impose limitations on the portion of the aggregate amount of the securities that they may sell. These institutional investors include:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies;

•	educational and charitable institutions; and

•	other similar institutions as we may approve.

The obligations of any of these purchasers pursuant to delayed delivery and payment arrangements will not be subject to any conditions. However, one exception applies. An institution’s purchase of the particular securities cannot at the time of delivery be prohibited under the laws of any jurisdiction that governs:

•	the validity of the arrangements; or

•	the performance by us or the institutional investor.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

We, any selling security holder and the underwriters may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we or any selling security holder may enter into security lending or repurchase agreements with the underwriters. The underwriters may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Loans of Securities

We or any selling security holder may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement. Such financial institution or third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities offered by this prospectus or otherwise.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us or any selling security holder, to indemnification by us, against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us or our affiliates, in the ordinary course of business for which they may receive customary compensation.

TAXATION

Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

SELLING SECURITY HOLDERS

Selling security holders (if any) to be named in a prospectus supplement may, from time to time, offer, sell and lend some or all of the Class A ordinary shares or ADSs held by them pursuant to this prospectus and the applicable prospectus supplement. Such selling security holders (if any) may sell the Class A ordinary shares or ADSs held by them to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the applicable prospectus supplement. See “Plan of Distribution.” Such selling security holders (if any) may also sell, transfer or otherwise dispose of some or all of the Class A ordinary shares or ADSs held by them in transactions exempt from the registration requirements of the Securities Act.

We will provide you with a prospectus supplement, which will set forth the name of each selling security holder (if any), the number of Class A ordinary shares beneficially owned by such selling security holder and the number of the Class A ordinary shares or ADSs they are offering. The prospectus supplement also will disclose whether any of the selling security holders (if any) have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated in the Cayman Islands as an exempted company with limited liability to take advantage of certain benefits associated with being a Cayman Islands exempted company, such as:

•	political and economic stability;

•	an effective judicial system;

•	a favorable tax system;

•	the absence of exchange control or currency restrictions; and

•	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to:

•	the Cayman Islands has a less developed body of securities laws as compared to the U.S.; and these securities laws provide significantly less protection to investors as compared to the U.S.; and

•	Cayman Islands companies may not have standing to sue before the federal courts of the U.S.

Our constituent documents do not contain provisions requiring that disputes, including those arising under the securities laws of the U.S., between us, our officers, directors and shareholders, be arbitrated.

Substantially all of our operations are conducted in China, and substantially all of our assets are located in China. Most of our directors and executive officers are nationals or residents of jurisdictions other than the U.S., and most of their assets are located outside the U.S. As a result, it may be difficult for a shareholder to effect service of process within the U.S. upon these individuals, or to bring an action against us or against these individuals in the U.S., in the event that you believe that your rights have been infringed under the securities laws of the U.S. or any state in the U.S.

We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY10168, as our agent to receive service of process with respect to any action brought against us in the U.S. District Court for the Southern District of New York under the federal securities laws of the U.S. or the securities laws of any State in the U.S. or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law, and Tian Yuan Law Firm, our counsel as to PRC law, have advised us, respectively, that there is uncertainty as to whether the courts of the Cayman Islands and China, respectively, would:

•

recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the U.S. or any state in the U.S.; or

•	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the U.S. or any state in the U.S.

We have been informed by Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law, that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United

States. We have also been advised by Maples and Calder (Hong Kong) LLP that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands will, at common law, recognize and enforce a foreign monetary judgment of a foreign court of competent jurisdiction without any re-examination of the merits of the underlying dispute based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the liquidated sum for which such judgment has been given, provided such judgment (a) is given by a foreign court of competent jurisdiction, (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (c) is final, (d) is not in respect of taxes, a fine or a penalty, and (e) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Tian Yuan Law Firm has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law, based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions, as well as public policy considerations and conditions set forth in applicable provisions of other PRC laws relating to the enforcement of civil liability. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the U.S. or the Cayman Islands.

LEGAL MATTERS

Except as otherwise set forth in the applicable prospectus supplement, certain legal matters in connection with the securities offered pursuant to this prospectus will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, our special United States counsel, to the extent governed by the laws of the State of New York, and by Maples and Calder (Hong Kong) LLP, our legal counsel as to Cayman Islands law, to the extent governed by the laws of the Cayman Islands. Legal matters as to PRC law will be passed upon for us by Tian Yuan Law Firm, our counsel as to PRC law. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements of Burning Rock Biotech Limited appearing in Burning Rock Biotech Limited’s Annual Report (Form 20-F) for the year ended December 31, 2021, and the effectiveness of Burning Rock Biotech Limited’s internal control over financial reporting as of December 31, 2021 have been audited by Ernst & Young Hua Ming LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The office of Ernst & Young Hua Ming LLP is located at 18th Floor, EY Tower, 13 Zhujiang East Road, Tianhe District, Guangzhou, PRC.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We are currently subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Under the Exchange Act, we are required to file with or furnish to the SEC reports, including annual reports on Form 20-F and other information. All information filed with or furnished to the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. You can call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Additional information may also be obtained over the Internet at the SEC’s website at www.sec.gov. We also maintain a website at https://ir.brbiotech.com, but information contained on our website is not incorporated by reference in this prospectus or any prospectus supplement. You should not regard any information on our website as a part of this prospectus or any prospectus supplement.

As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we intend to furnish the depositary with our annual reports, which will include a review of operations and annual audited consolidated financial statements prepared in conformity with U.S. GAAP and all notices of shareholders’ meeting and other reports and communications that are made generally available to our shareholders. The depositary will make such notices, reports and communications available to holders of ADSs and, upon our written request, will mail to all record holders of ADSs the information contained in any notice of a shareholders’ meeting received by the depositary from us.

This prospectus is part of a registration statement that we filed with the SEC and does not contain all the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s website

PART II

Information Not Required in Prospectus

Item 8.	Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent that any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

The registrant’s tenth amended and restated memorandum and articles of association provide that the registrant shall indemnify its directors and officers (each an indemnified person) against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such indemnified person, other than by reason of such person’s own dishonesty, willful default or fraud, in or about the conduct of the registrant’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including, without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such indemnified person in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

Pursuant to the indemnification agreements between the registrant and its directors and executive officers (the form of which is herein incorporated by reference to Exhibit 10.1 to the registration statement on Form F-1 (File No. 333-238596), as amended, initially filed with the SEC on May 22, 2020), the registrant has agreed to indemnify its directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or executive officer.

The form of Underwriting Agreement to be filed as Exhibit 1.1 to this registration statement will also provide for indemnification of the registrant and its officers and directors and other persons.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant under the foregoing provisions, the registrant has been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9.	Exhibits

See Exhibit Index beginning on page II-4 of this registration statement.

Item 10.	Undertakings.

(a)    The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph

(5)    and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(6)    That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(7)    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act, in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

Exhibit Index

Exhibit Number	Description

1.1*	Form of Underwriting Agreement

4.1	Registrant’s Specimen Certificate for Ordinary Shares (incorporated herein by reference to Exhibit 4.2 to the registration statement on Form F-1 (File No. 333-238596), as amended, initially filed with the SEC on May 22, 2020)

4.2	Form of Deposit Agreement among the Registrant, the depositary and all holders and beneficial owners of American Depositary Shares issued thereunder (incorporated herein by reference to Exhibit 4.3 to the registration statement on Form F-1 (File No. 333-238596), as amended, initially filed with the SEC on May 22, 2020)

4.3	Registrant’s Specimen American Depositary Receipt (included in Exhibit 4.2)

4.4†	Form of Indenture

4.5*	Form of Debt Security

4.6*	Form of Warrant

4.7*	Form of Warrant Agreement

5.1†	Opinion of Maples and Calder (Hong Kong) LLP

5.2†	Opinion of Cleary Gottlieb Steen & Hamilton LLP regarding the validity of the securities

23.1	Consent of Ernst & Young Hua Ming LLP, independent registered public accounting firm

23.2†	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)

23.3†	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.2)

23.4†	Consent of Tian Yuan Law Firm

24.1†	Power of Attorney (included on signature page hereof)

25.1*	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of the Trustee under the Indenture

107†	Exhibit Filing Fees

*	To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed under the Exchange Act and incorporated herein by reference.
†	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, China, on June 21, 2022.

Burning Rock Biotech Limited

By:	/s/ Yusheng Han
	Name:	Yusheng Han
	Title:	Chairman of the Board of Directors and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Yusheng Han and Leo Li as true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement on Form F-3 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as each such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on June 21, 2022.

Signatures	Title

/s/ Yusheng Han Yusheng Han	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)

/s/ Shaokun (Shannon) Chuai Shaokun (Shannon) Chuai	Director

/s/ Leo Li Leo Li	Director and Chief Financial Officer (Principal Financial Officer And Principal Accounting Officer)

/s/ Gang Lu Gang Lu	Director

/s/ Feng Deng Feng Deng	Director

/s/ Yunxia Yang Yunxia Yang	Director

/s/ Jing Rong Jing Rong	Director

/s/ Wendy Hayes Wendy Hayes	Director

/s/ Min-Jui Richard Shen Min-Jui Richard Shen	Director

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Burning Rock Biotech Limited, has signed this registration statement or amendment thereto in New York on June 21, 2022

Authorized U.S. Representative

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice President